Use these links to rapidly review the document
TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
Advent Software, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

ADVENT SOFTWARE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 7, 2008

To the Stockholders of Advent Software Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Advent Software, Inc. (the "Company" or "Advent"), a Delaware corporation, will be held on Wednesday, May 7, 2008 at 9:00 a.m., local time, at Advent's principal executive offices located at 600 Townsend Street, San Francisco, California 94103, for the following purposes:

  1.
  To elect seven directors to serve for the ensuing year and until their successors are duly elected and qualified.

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2008.

  3.
  To approve the amended and restated 2002 Stock Plan, and add and reserve 900,000 shares thereunder.

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 14, 2008 are entitled to notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has already returned a proxy.

/s/ RANDALL COOK
Randall Cook Secretary
San Francisco, California April 4, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

ADVENT SOFTWARE, INC.

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

        The enclosed proxy is solicited on behalf of Advent Software, Inc. (the "Company" or "Advent") for use at the Annual Meeting of Stockholders to be held on Wednesday, May 7, 2008 at 9:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Advent's principal executive offices located at 600 Townsend Street, San Francisco, California 94103. The Company's telephone number at that location is (415) 543-7696.

        These proxy solicitation materials were mailed on or about April 4, 2008, together with the Company's 2007 Annual Report to Stockholders, to all stockholders entitled to notice of and to vote at the Annual Meeting.

        This proxy statement and the Company's 2007 Annual Report to Stockholders is available at the Company's website at www.advent.com.

Record Date

        Stockholders of record at the close of business on March 14, 2008 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 26,616,600 shares of the Company's common stock, $0.01 par value (the "Common Stock"), were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Beneficial Security Ownership of Management and Certain Beneficial Owners."

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted upon. A proxy may be revoked by (1) delivering to the Secretary of the Company at the Company's principal executive offices a written notice of revocation or a duly executed proxy, in either case bearing a later date than the prior proxy relating to the same shares or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting.

Voting and Solicitation

        Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

        The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, letter, electronic mail, or facsimile.

Quorum; Abstentions; Broker Non-Votes

        The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. A plurality of the votes duly cast is required for the election of directors. If a majority of votes duly cast is not received for the election of a director from our shareholders, the Board may reconsider whether it should appoint another director. The Company is seeking the affirmative vote of a majority of the votes duly cast to approve an amendment to the 2002 Stock Plan to add and reserve 900,000 shares thereunder and to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.

        Under the General Corporation Law of the State of Delaware, an abstaining vote and broker "non-vote" are counted as present and entitled to vote and are, therefore, included for the purposes of determining whether a quorum is present at the Annual Meeting; however, broker "non-votes" are not deemed to be "votes cast." As a result, broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. Abstaining votes are deemed to be "votes cast" and will have the effect of votes against issues requiring approval of a majority of the votes cast; however, only affirmative votes will affect the outcome of the election of directors and, therefore, abstentions will not have an impact on the election.

        A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Deadline for Receipt of Stockholder Proposals

        Stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company's proxy materials for the 2009 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than December 8, 2008, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (the "Exchange Act").

        In addition, the Company's Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by (1) the Board of Directors, (2) the Corporate Governance and Nominating Committee or (3) any stockholder entitled to vote who has delivered written notice to the Secretary of the Company not less than 120 calendar days before the one year anniversary of the date on which the Company first mailed its proxy statement to stockholders in connection with the previous year's annual meeting of stockholders, which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. Stockholder nominations to the Board of Directors must meet the requirements set forth in Section 2.5 of the Company's Bylaws. Under these requirements, nominations for election to the Board of Directors may be made at a meeting of stockholders by any stockholder who is entitled to vote in the election of directors and provides timely written notice to the Secretary of the Company. This notice must contain specified information concerning the nominee and concerning the stockholder proposing the nomination. In order to be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Company not less than 120 calendar days before the one year anniversary of the date on which the Company first mailed its proxy statement to stockholders in connection with the previous year's annual meeting of stockholders. For a copy of the Company's Bylaws, please write to the Corporate Secretary at the Company's executive offices set forth above.

        The Company's Bylaws also provide that the only business that may be conducted at an annual meeting is business that is: (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by any stockholder entitled to vote who has written notice delivered to or mailed and received at the Company's principal executive offices (no later than December 8, 2008 for the 2009 annual meeting of stockholders), which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

        A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company's proxy materials, should be sent to Advent Software, Inc., Corporate Secretary, 600 Townsend Street, San Francisco, California 94103.

CORPORATE GOVERNANCE

Board of Directors

        The primary responsibility of the Board of Directors (the "Board") is to foster the long-term success of the Company, consistent with its fiduciary duty to stockholders. The Board has responsibility for oversight of broad corporate policies, formulation of the long-term strategic, financial and organizational goals of the Company, and management, which is responsible for the day-to-day operations of the Company. In fulfilling its role, each director nominee must exercise his or her good faith business judgment in the best interests of the Company.

Governance Principles, Code of Business Ethics and Conduct

        The Board has adopted Corporate Governance Principles. In addition, the Company has adopted a Code of Business Ethics and Conduct for its directors, officers, and employees, including its principal executive and senior financial officers. These materials are available on the Investor Relations section of the Company's web site, www.advent.com. If the Board makes any substantive amendment to this Code of Business Ethics and Conduct or grants any waiver, including any implicit waiver, from the provisions of the Code to one of our principal executive or senior financial officers, we will disclose the nature of the amendment or waiver on Advent's web site, located at www.advent.com, or in a current report on Form 8-K.

Director Independence

        The Board has determined that all directors other than Ms. DiMarco are "independent directors" as defined in the corporate governance listing standards of The Nasdaq Stock Market.

        In the course of the Board's determination regarding the independence of each non-employee director, the Board of Directors considered the annual amount of Advent's sales to, or purchases from,

any company where a non-employee director serves as an executive officer. The Board of Directors determined that any such sales or purchases were made in the ordinary course of business and the amount of such sales or purchases in each of the past three fiscal years was less than 5% of Advent's or the applicable company's consolidated gross revenues for the applicable year.

Indemnification Agreements

        The Company has entered into indemnification agreements with each of its directors, officers and certain employees of the Company. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by law.

Committees of the Board

        The Board has established three standing Committees to assist it with the performance of its responsibilities: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The membership of each committee as of the date of this proxy statement, the number of meetings held by each commmittee in fiscal 2007 and other descriptive information is summarized below.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
A. George Battle	X	Chair	X
Stephanie G. DiMarco *
Robert A. Ettl
James D. Kirsner	X	X
James P. Roemer		X
John H. Scully			Chair
Wendell G. Van Auken	Chair		X
Total Meetings in 2007	12	6	2
Total Actions by Unanimous Written Consent in 2007	0	12**	1

  *
  Chief Executive Officer.

  **
  The purpose of the Actions by Unanimous Written Consent was primarily to approve equity awards to non-executive employees of the Company.

        Audit Committee.    As of the date of this proxy statement, the Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, consists of Messrs. Battle, Kirsner and Van Auken, each of whom is "independent," as defined by the listing standards of The Nasdaq Stock Market for audit committee members and meets the criteria for independence under Rule 10A-3(b)(1) of the Exchange Act. The Board of Directors has determined that Messrs. Battle, Kirsner and Van Auken are "audit committee financial experts" as defined under the rules of the Securities and Exchange Commission (the "SEC"). The Audit Committee acts pursuant to a written charter adopted and approved by the Board of Directors, which is available at the Company's web site, www.advent.com. For a description of the Audit Committee responsibilities, see "Audit Committee Report for the Year Ended December 31, 2007".

        Compensation Committee.    As of the date of this proxy statement, the Compensation Committee consists of Messrs. Battle, Kirsner and Roemer, each of whom is "independent" as defined in the listing standards of The Nasdaq Stock Market. The Compensation Committee acts pursuant to a written charter adopted and approved by the Board of Directors, which is available at the Company's web site, www.advent.com. For a description of the Compensation Committee's responsibilities, see the

"Scope of Authority" section under "Compensation Committee Matters". See also "Compensation Committee Report for the Year Ended December 31, 2007" and "Compensation Discussion and Analysis".

        Corporate Governance and Nominating Committee.    As of the date of this proxy statement, the Corporate Governance and Nominating Committee consists of Messrs. Battle, Scully and Van Auken, each of whom is "independent" as defined in the listing standards of The Nasdaq Stock Market. The Corporate Governance and Nominating Committee acts pursuant to a written charter adopted and approved by the Board of Directors, which is available at the Company's web site, www.advent.com. The Corporate Governance and Nominating Committee is responsible for, among other things, (i) overseeing compliance by the Board of Directors and its committees with applicable laws and regulations, including those promulgated by the SEC and the listing standards of The Nasdaq Stock Market, (ii) development of general criteria regarding the qualifications and selection of board members and recommending candidates for election to the Board of Directors, (iii) developing overall governance guidelines, (iv) overseeing the performance and compensation of the Board of Directors, and (v) reviewing and making recommendations regarding the composition and mandate of Board committees.

Meeting Attendance; Annual Meeting

        During 2007, the Board of Directors held a total of seven meetings (including regularly scheduled and special meetings) and took action once by unanimous written consent. No incumbent director during the last year, while a member of the Board of Directors, attended fewer than 75% of (i) the total number of meetings of the Board of Directors or (ii) the total number of meetings held by all committees on which such director served, except for Mr. Ettl who was appointed to the Board of Directors on November 6, 2007 and attended the sole board meeting held since that date.

        Although the Company does not have a formal policy regarding attendance by members of the Board at the Company's annual meeting of stockholders, the Company encourages, but does not require, directors to attend. At the time of the Company's 2007 annual meeting, all six members of the Company's Board of Directors attended the meeting.

Communication with the Board

        Any stockholder who desires to contact our Board of Directors may do so by writing to: Board of Directors, c/o Chairman of Corporate Governance and Nominating Committee, Advent Software, Inc., 600 Townsend Street, San Francisco, California 94103. Communications will be distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE MATTERS

Process for Nominating Directors

        The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and identifying, considering and recommending candidates for election to the Board of Directors. It is the policy of the Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Advent Software, Inc., Corporate Secretary, 600 Townsend Street, San Francisco, California 94103, and must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the recommending person's ownership of the Company's Common Stock.

        The Committee's general process and criteria for identifying and evaluating the candidates that it recommends to the full Board for selection as director nominees are as follows:

  •
  The Committee regularly reviews the composition and size of the Board.

  •
  In evaluating and identifying candidates, the Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm. During 2007, the Company utilized Korn/Ferry International to assist in identifying potential director candidates and paid fees to Korn/Ferry International.

  •
  In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments and the like, and (3) such other factors as the Committee may consider appropriate.

  •
  While the Committee has not established specific minimum qualifications for Director candidates, the Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business, or technology, including an understanding of the financial services industry and Advent's business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

  •
  With regard to candidates who are properly recommended by stockholders or by other means, the Committee will review the qualifications of any such candidate, which review may, at the Committee's discretion, include interviewing references for the candidate, direct interviews with the candidate, background checks by the Committee or by a third party service provider or other actions that the Committee deems necessary or proper.

  •
  The Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

        After completing its review and evaluation of director candidates, the Committee recommends to the full Board of Directors the director nominees for selection.

Compensation of Non-Employee Directors

        The Corporate Governance and Nominating Committee evaluates and makes recommendations to the Board regarding the form and amount of compensation for non-employee directors. Directors who are employees of Advent receive no additional compensation for service on the Board. Advent's director compensation program is designed to enable continued attraction and retention of highly qualified directors by ensuring that director compensation is in line with peer companies competing for director talent, and is designed to address the time, effort, expertise and accountability required of active Board membership. In general, the Corporate Governance and Nominating Committee and the Board believe that annual compensation for non-employee directors should consist of both a cash component, designed to compensate members for their service on the Board and its Committees, and an equity component, designed to align the interests of directors and stockholders and, by vesting over time, to create an incentive for continued service on the Board.

        The Corporate Governance and Nominating Committee annually reviews director compensation, including, among other things, comparing Advent's director compensation practices with those of other public companies of comparable size. In conducting such review, the committee may, in its discretion, retain the services of a compensation consultant.

        Cash Compensation.    All retainers and fees are paid quarterly in arrears, and the non-employee directors are eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with Advent policy.

        Non-employee directors are entitled to receive annual cash retainers for their service as a Chairman or Member on the Board and its Committees as set forth in the table below:

	Chairman Retainer	Member Retainer
Board of Directors	$40,000	$30,000
Audit Committee	$25,000	$15,000
Compensation Committee	$15,000	$10,000
Corporate Governance and Nominating Committee	$10,000	$5,000

        Equity Compensation.    The Corporate Governance and Nominating Committee may recommend changes to the levels of option grants, which must be approved by the full Board. Effective April 1, 2005, each non-employee director became eligible to receive awards under the 2002 Stock Plan:

Initial option grant upon joining the Board(1)	30,000 shares
Annual option grant upon re-election to the Board(2)	12,000 shares

(1)
Vests over four years with 25% of the shares vesting after one year of service and the remainder vesting in equal monthly installments over the ensuing three years.

(2)
Vests in twelve equal monthly installments.

        On February 26, 2007, the Board, upon recommendation by the Corporate Governance and Nominating Committee, approved the form and amount of revised equity awards automatically granted to non-employee directors. Effective February 26, 2007, each non-employee director became eligible to receive the following awards of stock appreciation rights ("SAR") and restricted stock units ("RSU") under the 2002 Stock Plan:

Initial SAR grant upon joining the Board(1)	21,000 shares
Initial RSU grant upon joining the Board(2)	4,500 shares
Annual SAR grant upon re-election to the Board(3)	8,400 shares
Annual RSU grant upon re-election to the Board(3)	1,800 shares

(1)
Vests over four years with 25% of the shares vesting one year after the date of grant and the remainder vesting in equal monthly installments over the ensuing three years.

(2)
Vests over four years with 50% of the shares vesting two years after the date of grant and 50% vesting four years after the date of grant.

(3)
Vests 100% one year after the date of grant.

        In the event of a merger with or into another corporation, or other change in control, each non-employee director shall fully vest in and have the right to exercise all of his or her outstanding equity compensation (including outstanding stock options, SARs, RSUs, or performance shares). Upon a director's retirement from the Board, the director's unvested options, SARs and RSUs are canceled and returned to the Plan.

Non-Employee Director Compensation Table

        In May 2007, each non-employee director received their annual SAR and RSU grant of 8,400 and 1,800 shares, respectively, pursuant to the 2002 Stock Plan, except for Mr. Ettl. In November 2007, an initial SAR and RSU grant of 21,000 and 4,500 shares, respectively, were granted to Mr. Ettl upon his appointment to the Board.

        The following table summarizes compensation of the non-employee directors during fiscal 2007 and 2006 with respect to their Board service:

Name	Fiscal Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
A. George Battle	2007 2006	59,355 48,118	38,100 —	199,959 186,384	— —	297,414 234,502
Terry H. Carlitz(4)	2007 2006	15,000 61,882	— —	44,839 235,103	— —	59,839 296,985
Robert A. Ettl(5)	2007	4,583	9,282	15,720	—	29,585
James D. Kirsner	2007 2006	53,118 42,702	38,100 —	215,329 197,002	— —	306,547 239,704
James P. Roemer	2007 2006	41,882 45,000	38,100 —	192,464 230,420	— —	272,446 275,420
John H. Scully(6)	2007 2006	— 48,763	— —	142,501 236,098	— —	142,501 284,861
Wendell G. Van Auken	2007 2006	60,000 60,000	38,100 —	156,230 227,301	— —	254,330 287,301
William F. Zuendt(7)	2007 2006	20,699 55,000	— —	19,171 227,301	— —	39,870 282,301

(1)
Stock awards consist of RSUs. Amounts shown do not reflect compensation actually received by the non-employee director. Instead, the amounts in the Stock Awards column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123R (excluding the impact of estimated forfeitures related to service-based vesting conditions). These compensation costs reflect stock awards granted only in fiscal 2007 as no RSUs were granted to non-employee directors prior to 2007. Excluding the impact of estimated forfeitures related to service-based vesting conditions, assumptions made in the calculation of these amounts are summarized in Note 10, "Stock Based Compensation" to the Company's consolidated financial statements for the fiscal year ended December 31, 2007, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2008.

(2)
Option awards consist of stock option and SAR awards. Amounts shown do not reflect compensation actually received by the non-employee director. Instead, the amounts in the Option Awards column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and 2007, in accordance with SFAS 123R (excluding the impact of estimated forfeitures related to service-based vesting conditions), and include amounts attributable to awards granted during and before 2007. Excluding the impact of estimated forfeitures related to service-based vesting conditions, assumptions made in the calculation of these amounts are summarized in Note 10, "Stock Based Compensation" to the Company's consolidated financial statements for the fiscal year ended December 31, 2007, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2008.

(3)
Additional information about non-employee director equity awards:

a.
The following table provides additional information about the stock awards and option awards made to non-employee directors during fiscal 2007 and the grant date fair value associated with each of those awards:

Name	Stock Awards Granted During Fiscal 2007 (#)	Option Awards Granted During Fiscal 2007 (#)	Grant Date Fair Value of Stock Awards Granted During Fiscal 2007 ($)	Grant Date Fair Value of Option Awards Granted During Fiscal 2007 ($)	Total ($)
A. George Battle	1,800	8,400	60,894	88,930	149,824
Robert A. Ettl	4,500	21,000	246,555	417,583	664,138
James D. Kirsner	1,800	8,400	60,894	88,930	149,824
James P. Roemer	1,800	8,400	60,894	88,930	149,824
Wendell G. Van Auken	1,800	8,400	60,894	88,930	149,824
    b.
    The following table sets forth the aggregate number of stock awards and option awards outstanding at the end of fiscal 2007:

Name	Stock Awards Outstanding at Fiscal Year End (#)	Option Awards Outstanding at Fiscal Year End (#)
A. George Battle	1,800	50,400
Terry H. Carlitz	—	—
Robert A. Ettl	4,500	21,000
James D. Kirsner	1,800	50,400
James P. Roemer	1,800	34,900
John H. Scully	—	60,000
Wendell G. Van Auken	1,800	74,400
William F. Zuendt	—	—
(4)
Ms. Carlitz resigned from the Board on May 16, 2007.

(5)
Mr. Ettl was appointed to the Board on November 6, 2007.

(6)
Mr. Scully declined his cash and equity award compensation for 2007.

(7)
Mr. Zuendt resigned from the Board on May 16, 2007.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Seven directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's seven nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event any nominee is unable or declines to serve as a director at the time of the 2008 Annual Meeting, the proxies will be voted for any nominee who may be proposed by the Corporate Governance and Nominating Committee and designated by the present Board of Directors to fill the vacancy. All seven nominees are currently directors, and all were elected to the Board by the stockholders at the last annual meeting, except for Mr. Ettl. In fiscal year 2007, the Corporate Governance and Nominating Committee conducted a candidate search, through which process a third party search firm, Korn/Ferry International, recommended Mr. Ettl to the Committee as a candidate for the Board of Directors. After conducting its evaluation, including interviews with Mr. Ettl, the Corporate Governance and nominating Committee recommended his appointment to the Board of Directors. After conducting its evaluation, the Corporate Governance and Nominating Committee recommended the election of each nominee to the Board of Directors. The term of office of each person elected as a director will continue until the next Annual Meeting of stockholders or until a successor has been elected and qualified.

Information Regarding Director Nominees

        The Board of Directors currently has seven members. Each of the seven Board members is standing for re-election to hold office until the next Annual Meeting of Stockholders. The name of and certain information regarding Director Nominees as of March 14, 2008 are set forth below.

Name	Age	Position(s) with the Company	Director Since
John H. Scully	63	Chairman of the Board	2003
Stephanie G. DiMarco	50	President, Chief Executive Officer and Director	1983
A. George Battle	64	Director	2005
Robert A. Ettl	48	Director	2007
James D. Kirsner	64	Director	2006
James P. Roemer	60	Director	2004
Wendell G. Van Auken	63	Director	1995

        Mr. Scully has been a director since October 2003 and was appointed Chairman of the Board in December 2003. Mr. Scully currently serves as managing director of SPO Partners & Co., a private investment firm he co-founded in 1991, and is a director of Plum Creek Timber Company and the privately-held Hotel Equity Funds. He also is a Vice Chairman of the Board of Trustees at Stanford University and the Vice Chairman of Stanford Hospital and Clinics. In addition, Mr. Scully is chairman and founder of the Making Waves Educational Program. Mr. Scully holds an M.B.A. from Stanford University and an A.B. from Princeton University's Woodrow Wilson School of Public and International Affairs.

        Ms. DiMarco founded Advent in June 1983. She served as Chairman of the Board from November 1995 until December 2003. Ms. DiMarco currently serves as Chief Executive Officer and President of the Company since her permanent appointment to the position in December 2003 after serving on an interim basis from May 2003. Previously, she had served as President since founding Advent until April 1997 and as Chief Executive Officer until November 1999. She serves on the Advisory Board of the College of Engineering at the University of California, Berkeley, and is a San Francisco Foundation

board member. Ms. DiMarco holds a B.S. in Business Administration from the University of California at Berkeley.

        Mr. Battle has been a director since June 2005. Mr. Battle was the CEO and Chairman of the Board of Ask Jeeves, Inc. from 2000 to 2005. He was also director of PeopleSoft, Inc. from 1995 to 2004, and chaired the Transaction Committee of the Board during its 18 month deliberations regarding the Oracle tender offer. Mr. Battle is currently a director of Netflix Inc. and of Expedia Inc. and is Chairman of the Board of Fair Isaac Corporation. He is also a member of the Board of Directors of the Masters Select family of funds. As a Senior Fellow of the Aspen Institute, Mr. Battle is a seminar moderator for the Aspen Institute and has lectured at Stanford Business School, University of California-Berkeley Business School, the Amos Tuck School at Dartmouth, and American University. Mr. Battle retired from Andersen Consulting in 1995, having joined the firm in 1968 and served as a partner from 1978. From 1982 through 1995, he held a series of management positions in the firm including Worldwide Managing Partner—Market Development and Managing Partner—U.S. Operations and Planning. He was also a member of the firm's Executive Committee, Global Management Council and Partner Income Committee. Mr. Battle holds an economics degree from Dartmouth College and a M.B.A. from Stanford University.

        Mr. Ettl has been a director since November 2007. Mr. Ettl currently serves as managing director of Allianz Global Investors. He has held a variety of senior management positions with Allianz, most recently Chief Executive Officer for the firm's Alpha Vision global hedge fund. He has also been the firm's Global Chief Technology Officer, and a member of the Allianz Group International Technology Committee. Prior to its acquisition by Allianz, Mr. Ettl was Executive Vice President and Chief Information Officer at Pacific Investment Management Co. ("PIMCO"). In addition to his information technology responsibilities, he was also responsible for managing the trading room and middle office functions. He joined PIMCO in 1995 as Chief Operations Officer, later focusing on PIMCO's international expansion as Chief Operating Officer of PIMCO's Global unit. Mr. Ettl has previously held management positions in Salomon Brothers' government arbitrage trading analytics, technology and operations divisions. He also was associated with Arthur Andersen & Co. (now Accenture) as a senior consultant. Mr. Ettl holds a BA degree in economics and a MBA in finance from Columbia University.

        Mr. Kirsner has been a director since January 2006. Mr. Kirsner currently serves on the Boards of Directors of the Bank of Marin Bancorp, Cool Systems, Inc. and Fair Isaac Corporation. Mr. Kirsner was a Partner at Arthur Andersen in its Audit and Business Advisory Practice for over 25 years through 1993, providing a wide range of professional services, primarily to financial services firms. Mr. Kirsner then served as Chief Financial Officer and Head of Barra Ventures at Barra, Inc., a leading investment risk management services company from 1993 to 2001. Most recently, Mr. Kirsner was a consultant and interim Chief Operations Officer for Tukman Capital Management. Mr. Kirsner holds a B.S. degree in economics and an M.S. degree in accounting from the Wharton School of the University of Pennsylvania. Mr. Kirsner was also a general course student at the London School of Economics.

        Mr. Roemer has been a director since March 2004. Mr. Roemer served as Chairman of ProQuest Company from 1998 to 2004, as ProQuest's Chief Executive Officer from 1997 to 2003, and as President from 1995 to 2001. From January 1994 to June 1995, he served as President and Chief Executive Officer of ProQuest Information and Learning Company. In October 1991, Mr. Roemer joined ProQuest as President and Chief Operating Officer of ProQuest Business Solutions Company and was promoted to President and Chief Executive Officer of that company in September 1993. Prior to joining ProQuest Company, he was President of the Michie Group, Mead Data Central from December 1989 to October 1991. From January 1982 to December 1989 he was Vice President and General Manager of LexisNexis, an online information service. Mr. Roemer attended the University of Cincinnati and completed the Executive Program at the University of Virginia and the Program for Management Development at Harvard University.

        Mr. Van Auken has been a director since September 1995. Mr. Van Auken is a Managing Director of various entities affiliated with Mayfield Fund, a venture capital firm, which he joined in October 1986. Mr. Van Auken is a director of Montgomery Street Income Securities, Inc., an investment company. Mr. Van Auken holds a M.B.A. from Stanford University and a B.E.E. from Rensselaer Polytechnic Institute.

Required Vote

        The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors, whether or not such affirmative votes constitute a majority of the shares voted. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Year Ended December 31, 2007

        The Audit Committee provides oversight of the Company's accounting and financial reporting processes and the audit of the consolidated financial statements of the Company. The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of Advent's consolidated financial statements, compliance with legal and regulatory requirements related to financial affairs and reporting, the independent registered public accounting firm's ("auditors") qualifications, independence and performance, and Advent's system of internal controls regarding finance, accounting and legal compliance.

        The management of the Company is responsible for establishing and maintaining internal control over financial reporting and for preparing the Company's consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements and effectiveness of the Company's internal control over financial reporting. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare or certify the Company's financial statements or guarantee the audits or reports of the independent auditors, nor is it the duty of the Audit Committee to certify that the independent auditor is "independent" under applicable rules. These are the fundamental responsibilities of Company management and the independent auditors.

        In the performance of its oversight function, the Audit Committee has:

  •
  reviewed and discussed the audited consolidated financial statements with PricewaterhouseCoopers LLP, Advent's independent registered public accounting firm, and Advent management;

  •
  discussed with PricewaterhouseCoopers LLP, the matters required to be discussed by the Statement on Auditing Standards No. 61 (required communications with audit committees) as amended and superseded, and SAS No. 99 (consideration of fraud in a financial statement audit), as amended;

  •
  discussed with Advent's management and with PricewaterhouseCoopers LLP the evaluation of the Company's internal control over financial reporting and the audit of the effectiveness of the Company's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002; and

  •
  received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and has discussed PricewaterhouseCoopers LLP's independence with them.

        Based upon these discussions and review, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Advent's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the United States Securities and Exchange Commission.

        The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Committee is composed of three independent directors, A. George Battle, James D. Kirsner and Wendell G. Van Auken, each of whom is an independent director as defined in Rule 4200(a)(154) of the Marketplace Rules of The Nasdaq Stock Market, Inc. and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that each of Messrs. Battle, Kirsner and Van Auken qualify as an audit committee financial expert, as defined in Rule 407(d)(5) of Regulation S-K.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
A. George Battle James D. Kirsner Wendell G. Van Auken (Chair)

Pre-Approval Policies

        Under the Charter of the Audit Committee, the Audit Committee has to pre-approve audit and permissible non-audit services provided to the Company by the independent registered public accounting firm. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

Fees to Independent Registered Public Accounting Firm

        The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the year ended December 31, 2007 and 2006 and fees incurred for other services rendered by PricewaterhouseCoopers LLP during those periods (in thousands).

	2007	2006
Audit Fees(1)	$1,505	$1,566
Tax(2)	—	40
Other	4	2

Total	$1,509	$1,608

(1)
The audit fees for the year ended December 31, 2007 and 2006 reflect fees incurred for professional services rendered in connection with the integrated audits of the Company's annual financial statements and internal control over financial reporting, reviews of the Company's quarterly financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as issuance of consents, and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)
The tax fees for the year ended December 31, 2006 were for services related to tax assistance with a research and development study and tax compliance including the preparation and review of state tax returns.

        For the years ended December 31, 2007 and 2006, all audit and tax fees shown in the table above were pre-approved by the Audit Committee.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2008. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1989. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

        Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm is not required by the Company's Bylaws, or other applicable legal requirement. However, as a matter of good corporate practice, the Board of Directors has conditioned its appointment of the Company's independent registered public accounting firm upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and duly cast at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the stockholders do not approve the selection of PricewaterhouseCoopers LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee and the Board of Directors. Even if the selection is ratified, the Board at its discretion and at the direction of the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008. THE EFFECT OF AN ABSTENTION IS THE SAME AS A VOTE "AGAINST" THE RATIFICATION OF THE APPOINTMENT.

PROPOSAL NO. 3

APPROVAL OF AMENDMENTS TO THE 2002 STOCK PLAN

Proposal

        We are asking our stockholders to approve our 2002 Stock Plan (the "Plan") as amended to (i) increase the shares authorized for issuance under the Plan by an additional 900,000 shares of our common stock; (ii) provide that exercise of a stock appreciation right ("SAR") granted under the Plan shall reduce the Plan share reserve by the total number of shares represented by the SAR rather than the net number of shares delivered on settlement and that SARs granted under the Plan will have a maximum term of ten years; (iii) provide that grants of full-value awards, such as restricted shares and restricted stock units, shall reduce the Plan share reserve by 1.75 shares for each share underlying such awards; (iv) provide that non-statutory stock options granted under the Plan shall have a maximum term of ten years; and (v) provide that shares withheld to satisfy tax withholding obligations on the vesting or exercise of an Award will not become available for future issuance under the Plan. Approval of the Plan as amended also will reconfirm stockholder approval of the performance goals specified in the Plan that may be applied for vesting of awards granted under the Plan so that the Company will not be subject to the $1 million compensation deduction under Section 162(m) of the Internal Revenue Code with respect to such awards.

        Approval of the Plan as amended and restated will enable us to continue to use the Plan to achieve the Company's goals. Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of the Company's common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. Our Board of Directors has approved the amendment of our Plan, subject to approval from our stockholders at the Annual Meeting. Our named executive officers and directors have an interest in this proposal. We believe strongly that the approval of the amended Plan is essential to our continued success.

Changes being made to the Plan

        The amendments to the Plan will not become effective until the amended Plan is approved by the Company's stockholders. If approved, the amendments will:

          (1)   Increase the number of shares of Company common stock available for awards under the Plan by 900,000 shares. Shares remaining under the Plan currently are insufficient to fund anticipated equity awards to new and existing employees. The ability to continue to make grants under the Plan is essential to attract and retain highly skilled individuals in the competitive labor markets in which we must compete. Such awards also are crucial to our ability to motivate individuals in our service to achieve the Company's goals.

          (2)   Remove the "net settlement" share replenishment provision for SARs settled in stock. Removal of this provision will result in the gross number of shares represented by the SAR being deducted from the Plan's share reserve when a SAR is exercised. Currently, the Plan provides that the share reserve is reduced by only the number of shares issued in settlement of the award, which number is net of the value of the shares subject to the SAR as of the grant date. The change will enable SAR awards available under the Plan to be valued in the same manner as stock options rather than as "full-value" awards such as restricted shares. Because options are deemed to have a lower aggregate "cost" to stockholders and the Plan than full value awards, this change will enable us to increase shares available for grants at a lesser overall increase in the cost of the Plan to stockholders. In connection with this proposed change, our Board of Directors has, prior to the date of this proxy statement, amended our 2005 Employee Stock Purchase Plan ("2005 ESPP"), to remove a feature that allowed the administrator discretion to make matching grants, based on payroll deductions used to purchase shares under the 2005 ESPP, in the form of restricted shares of Company common stock or restricted stock units, in lieu of a purchase price discount.

          (3)   Limit the maximum term of SARs and non-statutory stock options granted under the Plan to ten (10) years from the date of grant. The Plan currently grants the Plan administrator discretion to establish the expiration date of SARs and non-statutory stock options in individual Award agreements.

          (4)   Modify the share usage provisions of the Plan with respect to grants of full-value awards such as restricted shares and restricted stock units. As amended, the Plan's share reserve would be reduced by 1.75 shares for each share of Company common stock underlying an award under the Plan of restricted stock, restricted stock units, performance shares or performance units. Options and SARs settled in stock would continue to reduce the Plan's share reserve by one share for each share underlying these awards. This change addresses the concern that full value awards are potentially more dilutive than options and stock appreciation rights by "charging" the Plan more for grants of full value awards.

          (5)   Modify the share usage provisions of the Plan with respect to Shares used for tax withholding. The amendment would clarify that shares withheld to satisfy minimum tax withholding obligations in connection with the vesting, exercise or issuance of an Award under the Plan will not become available for future issuance under the Plan.

Shares Available for Issuance under the Plan

        As of March 14, 2008, 1,310,993 shares of common stock remain available for future grants under the Plan (including 43,732 shares to be registered) and Awards covering 4,036,509 shares were outstanding under the Plan. If this proposal is approved by the Company's stockholders, then an additional 900,000 shares will be added to the Plan. Shares under the Plan may be authorized but unissued, or reacquired shares. The maximum aggregate number of shares of common stock available for issuance under the Plan is increased by any shares returned to the 1992 Stock Plan as a result of the expiration, cancellation or forfeiture of awards; plus any shares returned to our 1998 Plan as a result of the expiration, cancellation or forfeiture of awards. In addition, if an Award expires or is cancelled without having been fully exercised or vested, the unvested, expired or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the Plan.

Summary of the 2002 Stock Plan

        The following is a summary of the principal features of the Plan as amended and its operation. The following summary is qualified in its entirety by reference to the Plan as set forth in Appendix A.

Background and Purpose of the Plan

        The Plan is intended to attract, retain and increase incentives through share ownership on the part of eligible employees, consultants, and directors who provide significant services to the Company. We believe that, over the years, our stock plans have made a significant contribution to the success of the Company's business by increasing its ability to attract and retain highly competent individuals on whose judgment, initiative, leadership, and continued efforts the growth and profitability of the Company depend.

Types of Awards Granted Under the Plan

        The amended and restated Plan permits the grant of the following types of incentive awards: (1) incentive stock options, (2) non-statutory stock options, (3) restricted stock, (4) restricted stock units, (5) stock appreciation rights, (6) performance shares, and (7) performance units (individually, an "Award").

Administration of the Plan

        Our Board or one or more committees appointed by the Board will administer the Plan (the "Committee"). To make grants to certain of our officers and key employees, the members of the Committee must qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, and as "outside directors" under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the Plan). Subject to the terms of the Plan, the Committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and interpret the provisions of the Plan and outstanding Awards. The Committee may allow participants to satisfy tax withholding obligations by withholding shares to be issued upon the exercise of an Award. The Committee may implement an option exchange program or reduce the exercise price of outstanding options to the current fair market value with the approval of Company stockholders.

Eligibility to Receive Awards

        The Committee selects the participants who will be granted Awards under the Plan. Those eligible for Awards under the Plan include employees and consultants who provide services to the Company or its parent or subsidiary companies. Members of the Board are also eligible to participate in the Plan. Notwithstanding the foregoing, only employees are eligible to receive incentive stock options. As of March 14, 2008, approximately 985 employees and 6 non-employee directors were eligible to participate in the Plan.

Stock Options

        A stock option is the right to acquire shares of the Company's common stock at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The Committee will determine the number of shares covered by each option, but during any calendar year of the Company, no participant may be granted options covering more than 1,000,000 shares. However, in connection with his or her initial employment, an optionee may be granted an additional option to purchase up to 1,000,000 shares.

Exercise Price of an Option

        The exercise price of the shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the date of grant) of the shares covered by the options. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary.

When an Option can be Exercised

        An option granted under the Plan generally cannot be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the Plan expire at the times established by the Committee. In the case of incentive stock options, and if shareholders approve this proposal, non-statutory stock options, such term is limited to 10 years after the grant date (or 5 years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries).

        After termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in a participant's option agreement, a participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will an option be able to be exercised later than the expiration of its term.

Payment of the Exercise Price

        The exercise price of each option granted under the Plan may be paid by any of the methods included in a participant's option agreement, which may include payment by cash (or certified bank check), promissory note, through the tender of certain shares that are already owned by the participant, consideration received under a cashless exercise program, a reduction in the amount of any Company liability to the optionee, any combination of the foregoing, or by any other consideration and method of payment to the extent permitted by applicable laws. The participant must pay any taxes the Company is required to withhold at the time of exercise.

Restricted Stock

        Restricted stock awards are Awards of shares of Company common stock that vest in accordance with terms and conditions established by the Committee. The Committee may impose whatever conditions to vesting it determines to be appropriate including, if the Committee has determined it is desirable for the Award to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, vesting based on the achievement of performance goals. Each Award of restricted stock is evidenced by an Award agreement specifying the terms and conditions of the Award. The Committee determines the purchase price of any grants of restricted stock and, unless the Committee determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the purchaser's service with us for any reason including death or disability.

        The Committee will determine the number of shares of restricted stock granted to any service provider, but as discussed above, the administrator will not be permitted to grant to a participant, in any fiscal year of the Company, more than an aggregate of 100,000 shares of restricted stock. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted up to an additional 250,000 shares of restricted stock.

Stock Appreciation Rights (SAR)

        Stock appreciation rights may be granted alone or in tandem with stock options. A stock appreciation right is the right to receive the appreciation in fair market value of Company common stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of common stock. Stock appreciation rights will become exercisable at the times and on the terms established by the Committee, subject to the terms of the Plan, provided that unless the Committee determines otherwise, all cash-settled stock appreciation rights shall satisfy the requirements of Section 409A of the Code. Stock appreciation rights issued in tandem with stock options may be exercised for shares subject to the related option by surrendering the right to exercise the equivalent portion of the related option. No participant will be granted stock appreciation rights covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 1,000,000 shares in connection with his or her initial employment with the Company.

        After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation rights for the period of time stated in the Award agreement. If no such period of time is stated in a participant's Award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

Performance Shares/Units

        Performance units and performance shares are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the Committee are achieved or the Awards otherwise vest. The Committee will establish organizational, individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Payment for performance shares and performance units may be made in the form of cash or shares of Company common stock, or some combination, as determined by the Committee.

        The Committee will determine the number of performance shares and performance units granted to any participant. However, the Committee may not grant any participant performance units with an initial value greater than $2,000,000 and no participant will receive more than 100,000 performance shares during any fiscal year, except that a participant may be granted performance shares covering up to an additional 250,000 shares in connection with his or her initial employment with the Company. Performance units will have an initial dollar value established by the Committee prior to the grant date. Performance shares will have an initial value equal to the fair market value of a share of the Company's common stock on the grant date.

Restricted Stock Units (RSU)

        Restricted stock units are awards of restricted stock, performance shares or performance units that are paid out in installments or on a deferred basis. The administrator determines the terms and conditions of restricted stock units. Each restricted stock unit Award will be evidenced by an Award agreement that will specify terms and conditions as the administrator may determine in its sole discretion, including, without limitation whatever conditions to vesting it determines to be appropriate. As with awards of restricted stock, performance shares and performance units, the administrator may set restrictions with respect to the restricted stock units based on the achievement of specific performance goals. The administrator will determine the number of shares granted pursuant to a restricted stock unit Award, but the administrator will not be permitted to grant to a service provider, in any fiscal year of the Company, more than an aggregate of 100,000 shares of Company common stock for issuance pursuant to awards of restricted stock units. Notwithstanding this limit, however, in connection with such individual's initial employment with the Company, he or she may be granted up to an additional 250,000 restricted stock units.

Changes in Capitalization

        If we experience a stock split, reverse stock split, stock dividend, combination or reclassification of our shares, or any other increase or decrease in the number of issued shares effected without our receipt of consideration (except for certain conversions of convertible securities) appropriate adjustments will be made, subject to any required action by the Company's stockholders, to the number of shares available for issuance under the Plan, the number of shares that may be issued as Awards other than options or stock appreciation rights, the number of shares covered by each outstanding Award, the price per share covered by each outstanding Award, the number of shares that may be added annually to the Plan, and the numerical per-person share limits for each type of Award, as appropriate to reflect the stock dividend or other change.

Merger or Change in Control

        In the event of our change of control, each outstanding Award will be assumed or substituted for by the successor corporation (or a parent or subsidiary or such successor corporation). If there is no assumption or substitution of outstanding Awards, the Committee will provide notice to the recipient that he or she has the right to exercise his or her options and stock appreciation rights as to all of the shares subject to the Award, all restrictions on restricted stock will lapse, and all performance goals or other vesting requirements for performance shares and units will be deemed achieved, and all other terms and conditions met. In such event, the Committee shall notify the participant that the Award is fully exercisable for 15 days from the date of such notice and that the Award will terminate upon expiration of such period.

Performance Goals

        As determined by the Committee, the performance goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) cash position, (b) earnings per share, (c) individual objectives, (d) net income, (e) operating cash flow, (f) operating income, (g) return on assets, (h) return on equity, (i) return on sales, (j) revenue, and (k) total shareholder return.

Number of Awards Granted to Employees, Consultants, and Directors

        The number of awards that an employee, director or consultant may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares subject to options, SARs and RSUs granted under the Plan during the fiscal year ended December 31, 2007 and (b) the average per share exercise price of such options and SARs.

Name of Individual or Group	Equity Award	Number Granted	Average Per Share Exercise Price
Stephanie DiMarco, CEO	Options SARs RSUs	0 0 0		— — —
All Executive Officers as listed in the Summary Compensation table	Options SARs RSUs	0 62,300 13,350	$	— 37.14 —
All directors who are not executive officers, as a group	Options SARs RSUs	0 54,600 11,700	$	— 41.89 —
All employees who are not executive officers, as a group (1)	Options SARs RSUs	132,890 430,867 330,777	$ $	42.23 37.49 —

(1)
Excludes options of 25,200, SARs of 25,000 and RSUs of 750 which were canceled and regranted in the Company's equity award database for purposes of effecting accelerated vesting for an employee and does not actually represent a new equity grant approved by the Compensation Committee.

Limited Transferability of Awards

        Awards granted under the Plan generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the applicable laws of descent and distribution. During the participant's lifetime, only the participant may exercise the Award. If the Committee makes an Award under the Plan transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate.

Amendment and Termination of the Plan

        The Committee may at any time amend, alter, suspend, or terminate the Plan, except that certain amendments may require stockholder approval or the consent of participants in the Plan.

        By its terms, the amended and restated Plan will automatically terminate in 2012.

Federal Tax Aspects

        The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options.

        No taxable income is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.

        No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.

        No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss

Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.

        A participant generally will not have taxable income at the time an award of restricted stock, restricted stock units; performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture (e.g., vested). However, a holder of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any amount paid for the shares) on the date the award is granted.

Tax Effect for the Company.

        The Company generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company's Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Summary

        We believe strongly that the approval of the Plan as amended is essential to our continued success. Awards such as those provided under the amended and restated Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the amended and restated Plan is essential for us to compete for talent in the difficult labor markets in which we operate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2002 STOCK PLAN AS AMENDED.

COMPENSATION COMMITTEE MATTERS

Scope of Authority

        The Compensation Committee's responsibilities, which are discussed in detail in its charter, include, among other duties:

  •
  Review and approval for the CEO and the executive officers of the Company of (i) annual base salary, (ii) annual incentive bonus, including the specific goals and amount, (iii) equity compensation, (iv) any employment agreement, severance arrangement and change in control agreement/provision, (v) any signing bonus or payment of relocation costs and (vi) any other material benefits, compensation or arrangements not available to employees generally;

  •
  Specifically with respect to the CEO, review and approval of corporate goals and objectives relevant to the compensation of the CEO, evaulation of his or her performance in light thereof, and consideration of identified and other factors related to the performance of the Company;

  •
  Oversight of the Company's equity compensation plans and acting as the administrator of such plans;

  •
  Oversight of the Company's overall compensation plans and benefits, including the Company's 401(k) plan. The Compensation Committee shall also make recommendations to the Board with respect to improvements or changes to such plans or the adoption of new plans when appropriate;

  •
  Evaluation on a periodic basis of the competitiveness of (i) the compensation of the CEO and the executive officers of the Company and (ii) the Company's overall compensation plans;

  •
  Review and discussion with management of the Company's Compensation Discusion and Analysis that will be included in the Company's annual proxy statement as required by the applicable rules and regulations of the Securities and Exchange Commission ("SEC Rules") and any other applicable rules and regulations;

  •
  Preparation and publishing of an annual Compensation Committee report in the Company's annual proxy statement as required by SEC Rules; and

  •
  Review and reassessment of the adequacy of the Compensation Committee Charter periodically and recommendation of any proposed changes to the Board for approval.

Compensation Committee Interlocks and Insider Participation

        The Company's Compensation Committee was formed in October 1995 and as of the date hereof is composed of Messrs. Battle, Kirsner and Roemer. No interlocking relationship exists between any executive officer or member of the Company's Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries.

Compensation Committee Report for the Year Ended December 31, 2007

        The Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2007 included below. Based on the review and discussions, the Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in the Advent's Proxy Statement for its 2008 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
A. George Battle (Chair) James D. Kirsner James P. Roemer

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

        Advent Software Inc.'s Compensation Discussion and Analysis addresses the following topics:

  •
  An executive summary of our executive officer compensation program,

  •
  The governance of our executive officer compensation program,

  •
  Advent's executive compensation philosophy and framework,

  •
  The elements of Advent's executive compensation program, and

  •
  Advent's executive compensation decisions for 2007

Executive Summary

        Our overarching compensation goal is to reward executive officers through a strong pay-for-performance philosophy to achieve competitive, effective, reasonable and responsible compensation. We believe this is accomplished through the following principles and processes:

  1.
  Executive officer compensation is benchmarked annually against a set peer group of companies selected on the basis of relevant industry, size and complexity to ensure that our compensation opportunities are within the range of comparative norms.

  2.
  Target compensation opportunities are established between the 50th percentile and 75th percentile of the peer group for total cash (defined as base salary plus annual bonus), equity compensation and total compensation. However, our program is flexible enough to allow our Compensation Committee to provide compensation above or below the target pay position in cases of exceptional or below target individual and/or company performance.

  3.
  The majority of target total direct compensation (defined as base salary plus annual target bonus plus annual equity grant value) is performance-based cash bonus and stock-based compensation, linked to a balance of long-term and short-term performance and a positive relationship between our operational performance and shareholder return. For the 2007 fiscal year, such variable compensation comprised 58% of target total direct compensation.

  4.
  We do not offer guaranteed retirement or pension plan benefits. Instead, we provide our executive officers with the opportunity to accumulate retirement income through the 401(k) plan which is offered to all employees.

  5.
  We provide a severance plan to our executive officers that provides, consistent with peer company norms, standard severance benefits in the event of an involuntary termination of employment without cause, which are enhanced if the termination occurs in connection with a change in control.

  6.
  Compensation recommendations for executive officers are developed by our Chief Executive Officer (CEO), Ms. DiMarco (except with respect to her own compensation), with input from our Human Resources Department. These recommendations are presented to our Compensation Committee and reviewed by an independent consultant, Compensia Inc. (Compensia), who is retained by our Compensation Committee.

        For fiscal year 2007, the total direct compensation (defined as base salary plus actual annual bonuses awarded plus annual equity grant value) of the Named Executive Officers (who are identified in the Summary Compensation Table which appears below) was, on average, at the 63rd percentile of the peer group. Our 2007 fiscal year company performance relative to this same peer group ranged from the 60th percentile to the 95th percentile with respect to the following quantifiable measures: revenue growth, operating income margin, EBITDA (earnings before interest, tax, depreciation, and amortization) growth and stock price growth. Our Compensation Committee and senior management believe the level of total compensation for the Named Executive Officers is reasonable and appropriate based on our achievements in 2007 and the variable, performance-based nature of our compensation program.

Governance of Executive Officer Compensation Program

Role of the Compensation Committee

        The Compensation Committee has overall responsibility for approving and evaluating Advent's executive officer compensation plans, policies and programs. These duties include:

  •
  Establishing the compensation philosophy for executive officers including the compensation objectives, target pay levels and the peer group for executive compensation and performance benchmarking;

  •
  Approving and evaluating all of the executive officer compensation plans, policies and programs of the Company;

  •
  Reviewing and approving corporate goals and objectives relevant to CEO compensation and CEO performance;

  •
  Reviewing and approving, with board visibility and input, the Company's equity compensation plans for its executive officers and employees; and

  •
  Conducting periodic competitive evaluations of the executive officer compensation plans.

        The Compensation Committee operates pursuant to a charter that further outlines the specific authority, duties and responsibilities of the Compensation Committee. The charter is periodically reviewed and revised by the Compensation Committee and our Board, and is available at:

http://media.corporate-ir.net/media_files/IROL/96/96626/corpgov/CompCommitteeCharter_092107.pdf

Role of Executive Officers in Compensation Decision-Making

        Ms. DiMarco makes recommendations to our Compensation Committee regarding the compensation arrangements for the Named Executive Officers (except herself). In formulating her recommendations, Ms. DiMarco considers both internal and external compensation data from our Human Resources Department and the Committee's compensation consultant. The Compensation Committee consults with the full Board of Directors as necessary in making decisions regarding Ms. DiMarco's compensation.

Role of Compensation Consultant

        Advent's Human Resources Department supports the Compensation Committee in its work and in some cases acts pursuant to delegated authority to fulfill various functions in administering Advent's compensation programs. The Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist the Committee. For 2007, the Committee employed Compensia, Inc., an independent consulting company to provide advice and information relating to executive and director compensation. From time to time, the Committee may direct its advisor to work with the Human Resources Department to support management and the Committee in matters relating to the fulfillment of its charter.

        Compensia performed the following services on behalf of the Committee:

  •
  Reviewed and provided recommendations regarding the composition of the peer group used to benchmark executive compensation levels;

  •
  Conducted a comprehensive review of the total compensation arrangements for all senior executives at the Company, including: preparation of tally sheets; competitive analysis of salary, total cash (salary plus bonus) and total direct compensation (total cash plus annual equity awards) levels; and proposed changes to the compensation structure;

  •
  Updated the Committee on industry trends/best practices with respect to executive and non-executive equity program design, including: type of equity award, size of equity grant by employee level, and aggregate equity usage;

  •
  Reviewed and advised on the structure of executive compensation arrangements (i.e., base salary levels, target bonus levels and the size of target equity awards);

  •
  Worked with the CEO and Human Resources Department to develop our non-executive equity program applicable to nonexecutive employees; and

  •
  Assisted management with the development of the Compensation Discussion & Analysis for the 2008 proxy statement.

        In the course of fulfilling these responsibilities, a partner from Compensia is generally asked to attend Compensation Committee meetings. In addition, a partner from Compensia also meets with management from time to time to gather information on and review proposals that management may present to the Committee. While the Committee considers the input of its consultant, the Committee's executive compensation decisions, including the specific amounts paid to executive officers and directors, are its own and may reflect factors and considerations other than the information and recommendations provided by Compensia and management.

Executive Compensation Philosophy and Framework

Compensation Objectives

        Advent's executive compensation program is designed to achieve four primary objectives:

          1.     Attract and retain highly skilled executives who will create and sustain stockholder value.

          2.     Reinforce a pervasive focus to improve market position and achieve the Company's operational objectives.

          3.     Support a strong pay-for-performance culture that provides market-leading compensation commensurate with market-leading performance.

          4.     Align the interests of the executive officers with the long-term interests of the Company's stockholders, thereby enhancing stockholder value.

        The company uses the following compensation programs to achieve these objectives:

Compensation Element	Compensation Objective(s) Supported

Base Salary	#1

Annual Bonus	#2, #3 and #4

Equity Awards	#1, #2, #3 and #4

Benefits	#1

Post-Employment Obligations	#1

Target Pay Position/Mix of Pay

        The main components of the executive compensation program are base salary, annual bonus and equity (discussed in greater detail below under "Elements and Evaluation of Executive Compensation"). For each of these three elements, Advent's strategy has been to examine peer group and relevant industry compensation practices and target total cash compensation (base salary plus bonus) and equity compensation between the 50th and 75th percentile of our market, with the goal of having executives achieve the higher end of this range through variable, performance-based cash and equity compensation.

        The Compensation Committee has historically approved compensation levels for officers above and below the target pay position, based on individual and company performance relative to the peer group, to ensure an appropriate pay-for-performance alignment. This pay-for-performance alignment is further supported by Advent's emphasis on variable, performance-based at-risk, compensation, which ensures that executives receive target or above-target total compensation only to the extent that company performance goals have been achieved or exceeded, respectively.

Compensation Benchmarking

        The peer group used by the Compensation Committee in 2007 to evaluate our executive compensation program is comprised of the following 16 software companies that we believe are comparable on the basis of market capitalization, competition for labor, revenue and number of employees:

Actuate	MSC Software
Agile Software	QAD
Ariba	S1 Corporation
Blackbaud	SPSS
Blackboard	Vignette
Interwoven	webMethods
JDA Software	Websense
Macrovision	Wind River Systems

        In addition to the compensation practices of the above companies, the Compensation Committee also reviews the executive pay practices of other software companies of with whom we compete for talent as reported in the Radford High-Technology Executive Compensation Survey. This information is considered when making recommendations for each element of compensation as well as total compensation. The peer group is reviewed annually by the Compensation Committee with input from Compensia and adjustments are made as necessary to ensure the peer group continues to properly reflect the market in which Advent competes for talent.

Tally Sheets

        The Compensation Committee periodically reviews tally sheets for the Named Executive Officers and utilizes them, along with peer group analyses, in making its compensation decisions. These tally sheets affix dollar amounts to each component of compensation for the Named Executive Officers, including current pay (salary and cash and equity incentive bonuses), outstanding equity awards, benefits, perquisites and potential change in control severance payments. These tally sheets are one tool used by the Compensation Committee in its deliberative process of evaluating the total amount of compensation provided to each executive officer and the impact that any adjustment to the various elements of each officer's current compensation will have on total compensation. Tally sheets are not used in any formulaic manner to dictate pay decisions.

Elements and Evaluation of Executive Officer Compensation

Cash Compensation

  Base Salary

        Base salary is one of the few fixed compensation components in our executive officer program. It is used to attract, motivate and retain highly qualified executives and is intended to provide a minimum element of certainty and security to the executive officers on an ongoing basis and in a manner that is sustainable within our cost structure. Based on the experience of the Committee members and review by our compensation consultant, the Committee believes that the salaries of our officers fall within the normal market practices, generally falling between the 25th to 75th percentile of our peer group within the industry (software) in which Advent participates.

        The Compensation Committee expects base salaries to increase at a rate that approximates the market, recognizing that any increases will also reflect the individual's performance for the preceding year, his or her pay level relative to similar positions in our peer group, taking company performance into account, as well as internal equity with respect to the rest of the executive team.

  Annual Bonus

        Advent's annual bonus program is an "at-risk" compensation arrangement designed to reward executives (as well as all employees) for achieving key operational goals that we believe will provide the foundation for creating longer-term stockholder value. The bonus program also supports our pay-for-performance compensation philosophy. For Named Executive Officers, target bonus opportunities range from 40% to 65% of base salary. Officers may earn up to 200% of their target annual bonus award based on overachievement of the bonus plan goals.

  Total Target Cash Compensation

        The Compensation Committee considers changes to base salary and target annual bonus in the context of total cash compensation. This ensures that the sum of base salary and target annual bonus are consistent with the Company's 50th to 75th percentile target position, which may not necessarily be the case if each element of pay is evaluated independently.

  2007 Total Target Cash Decisions

        In March 2007, our CEO proposed total target cash compensation for 2007 that represented an average increase of 6.4% over 2006 levels for all executive officers (excluding the CEO) and 7.0% for the Named Executive Officers (excluding the CEO), reflecting the competitive environment and movement in our market (current stage peer group). Our CEO proposed an increase for Mr. Smith of 7.1%, reflecting the highly competitive market for CFO's and Mr. Smith's performance. Mr. Smith's target bonus was 45% of his base salary.

        Our CEO proposed a total target cash compensation increase for Ms. Chang of 7.4%, reflecting her performance and the critical nature of her role. Ms. Chang's target bonus comprised 42% of her base salary. Our CEO proposed an increase for Mr. Hess of 10.4% reflecting his performance and his increased responsibility in managing a larger business unit. Mr. Hess' target bonus was 50% of his base salary. Mr. Nye left the Company in February of 2007 before any increase was proposed for him. Our CEO proposed no increase in base salary for Mr. Brennan since his base salary was already at a very competitive level relative to our peer group, instead electing to increase Mr. Brennan's target bonus to 40% of his base salary.

        As in 2006, the Compensation Committee reviewed competitive analyses developed by our external consultant and with input from the full Board approved a compensation package for our CEO. For 2007, the CEO's target total cash compensation was increased to $700,000, which approximates the 50th percentile of our current stage peer group. This resulted in a 7.7% increase to her target total cash compensation. Ms. DiMarco's target bonus represented 65% of her base salary.

        Salary increases were effective April 2007.

  Corporate Bonus Payouts for Performance in 2007

        At the beginning of each year, the Compensation Committee approves specific goals for the upcoming year for purposes of the executive incentive bonus plan. These targets may be different than the targets in our annual operating plan. Under the executive bonus plan for 2007, the Company must achieve at least 80% of its operating profit target or no bonuses will be paid to executives. If the 80% of operating profit hurdle is achieved, executive bonuses are paid based on the achievement of pre-established corporate performance measures. For 2007, the corporate measures were Term Contract Value (weighted 50%), Recognized Revenue (weighted 25%), and Operating Profit (weighted 25%). The performance level for each measure and corresponding payout as a percent of each executive's target bonus is described in the chart below.

	Term Contract Value			Recognized Revenue			Operating Profit
Performance Level	% of Performance Achievement	Target in $M	% Payout Achievement	% of Performance Achievement	Target in $M	% Payout Achievement	% of Performance Achievement	Target in $M	% Payout Achievement
Below Threshold	<80%	<$60.0	0%	<90%	<$195.0	0%	<80%	<$13.7	0%
Threshold	80%	$60.0	50%	90%	$195.0	50%	80%	$13.7	50%
Target	100%	$75.0	100%	100%	$216.9	100%	100%	$17.1	100%
Maximum	125%	$93.8	200%	110%	$238.6	200%	125%	$20.5	200%

        Individual performance, largely determined through the achievement of pre-established objectives, can modify the award determined under the preceding grid by 0% to 125%, subject to an individual maximum award equal to 200% of target bonus.

        In January 2008, the CEO presented to the Compensation Committee her recommendations for bonus payments to executive officers, based on corporate and individual performance in 2007. The Compensation Committee reviewed and verified the percent of goal achieved for each corporate goal, along with the overall percent of corporate goal achievement for purposes of bonus plan payouts. In 2007, the company achieved the 80% of operating profit hurdle required to trigger bonus payments. In addition, Total Contract Value and Operating Profit exceeded the compensation plan target while Recognized Revenue was slightly below the compensation plan target. The following table summarizes 2007 performance for each corporate measure and the resulting bonus payout as a percent of target for corporate performance:

Corporate Measure	Weighting (A)	Performance as % of Plan	Bonus Payout as % of Target (B)	Weighted Bonus Payment (A × B)

Total Contract Value	50%	121.0%	183.8%	91.9%

Recognized Revenue	25%	99.4%	97.0%	24.3%

Operating Profit	25%	100.8%	103.1%	25.8%

Total Payout as % of Target for Corporate Performance				141.9%

        The CEO provided an individual performance factor for each Named Executive Officer (other than herself) based on her assessment of their achievement of pre-established goals, and other contributions to company success during the year, but not according to a specific pre-determined formula. Based on this, she recommended bonus payment for 2007. Based upon corporate and individual performance, and a request from the CEO that her bonus payment be capped at target, the Committee recommended the bonus payout for the CEO. The Compensation Committee approved the following 2007 bonus payments for officers, based on corporate and individual performance assessments.

Named Executive Officer	2007 Annual Target (A)	Corporate Performance Factor (B)	2007 Bonus Payment (incorporating Individual performance factor)

Stephanie DiMarco(1)	$275,000	141.9%	$275,000

Graham Smith(2)	$143,800	141.9%	$143,800

Lily Chang	$125,000	141.9%	$175,000

Pete Hess	$132,400	141.9%	$175,000

John Brennan	$90,000	141.9%	$118,000

(1)
Although the company generally met or exceeded its goals for 2007, Ms. DiMarco's 2007 bonus payment reflects her request (which the Compensation Committee honored) to have her bonus capped at 100% of target.

(2)
Mr. Smith resigned effective December 14, 2007 to assume the CFO position at another software company. Due to his individual performance and four month notification to the company of his departure, the Compensation Committee agreed to provide him with an at target bonus for 2007.

Equity Compensation: Overview

        Compensation tied to the performance of the Company's Common Stock is a key element of our executive compensation program. Officers and other employees of the Company are eligible to participate in the 2002 Stock Plan and the 2005 Employee Stock Purchase Plan (the "Purchase Plan"), which were both adopted by shareholders in May of 2005. The 2002 Stock Plan permits the

Compensation Committee to grant stock options and other equity vehicles to employees on such terms as the Committee may determine, subject to the limitations of the plan.

        The Employee Stock Purchase Plan permits employees to acquire Common Stock of the Company through payroll deductions and promotes broad-based equity participation throughout the Company.

        Equity compensation represents the largest component of our executive officer compensation program at Advent. We believe this is an appropriate way to align the interests of our executive officers with those of our stockholders in order to achieve and sustain long-term stockholder value. In designing the equity program, Advent is sensitive to potential dilution from stock based programs. To address these concerns, management and the Compensation Committee have taken the following steps to manage the equity plan:

  •
  In 2006, the Company began issuing a mix of restricted stock units (RSUs) and stock-settled stock appreciation rights (SS-SARs), in lieu of the previously used stock options, after a review of its stock option program. The Committee believes that these equity vehicles best support the following objectives: (i) support Advent's executive/employee attraction and retention initiatives; (ii) provide the appropriate incentive to executives and employees to create long-term stockholder value; and (iii) serve the best interests of Advent's stockholders.

  •
  The Committee strives to limit annual net issuances of stock-based awards to a level that is within the norm of our current stage peer group, subject to extraordinary events (e.g., acquisitions and new executive hires). The Committee will adjust this target rate from year to year based on performance and retention issues, and to stay competitive with market practices. Our average actual net issuance of stock-based awards was 2.1% of outstanding common stock in 2007. This level is reflective of strong 2006 company performance and increased competition in the labor market. Advent's 2.1% "burn rate" is consistent with that of peer group norms, which range from 1.4% to 3.3%. For purposes of this calculation each share granted as an RSU and each SS-SAR are counted as one share.

  •
  The target grant levels for executive officer equity grants are structured in consideration of peer group practice with respect to the economic value of equity compensation (i.e., the Black-Scholes value of stock options and SS-SARs and fair value of RSUs on the date of grant).

  •
  Equity grants to individual executive officers are generally adjusted from target based on individual performance, criticality of role, the expected future contribution and long-term retention of the executive and our performance compared to the peer group.

        We do not currently have stock ownership guidelines for the executive officers. The Compensation Committee does not believe such requirements are necessary at this time because the executive officers have a long history of holding equity grants until the end of their terms, and thus have established substantial, personal financial stakes in the Company's performance.

  Equity Compensation: 2007 Awards

        The grant date value of equity awards for the Named Executive Officers was delivered as follows: approximately 70% in SS-SARs and 30% in RSUs. This mix reflects the Compensation Committee's pay-for-performance orientation because an individual receives value from the stock appreciation right award only if Advent's stock price increases. The Company will continue to monitor developments in this area and the Compensation Committee retains the discretion, if necessary, to make adjustments to the equity program consistent with the objectives stated above.

        In determining the size of an equity grant to an executive officer, the Committee takes into account the executive's performance, equity participation and grant size by comparable employees within the Company, external competitive circumstances and other relevant factors. The Committee has also adopted a set of guidelines for use with equity grants to executive officers which were established using information gathered by our compensation consultant to assist with equity grants. The Committee may in limited circumstances approve grants outside these guidelines under compelling reasons relating to the reward and retention of documented key, high performing and high potential staff. Additional awards may be granted to current employees to reward exceptional performance or to provide additional unvested equity incentives.

        The table below summarizes the 2007 equity awards granted for the Named Executive Officers. These grants were made based each executive's performance, as expressed under the bonus plan description above:

Named Executive Officer	Stock Appreciation Rights	Restricted Stock Units

Stephanie DiMarco(1)	0	0

Graham Smith	17,500	3,750

Lily Chang	17,500	3,750

Pete Hess	17,500	3,750

John Brennan	9,800	2,100

  (1)
  The Compensation Committee and Board recommended a grant to Ms. DiMarco for 2007; however she declined her equity award grant for 2007 so that more shares would be available in the non-executive equity compensation pool to incent performance and retention among key non-executive employees.

Benefits and Perquisites

        We do not provide pension arrangements or post-retirement health coverage for our executives or employees. The benefits offered to our executive officers are substantially the same as those offered to all our employees.

        We provide medical and other benefits to executives that are generally available to other full-time employees, including an employee stock purchase plan, group term life insurance premiums and a 401(k) plan. The 401(k) plan is a contributory defined contribution plan and Advent's contributions are based on years of service. For employees with up to three years of service, Advent offers a matching contribution equal to 50% of the first 6% of the participant's compensation that has been contributed to the plan, up to a maximum contribution of $3,500. Employees with three to five years of service receive 100% of the first 1% and 50% of the next 5% of pay deferred, up to the maximum allowed. Employees with more than five years receive 100% of the first 2% deferred and 50% of the next 4% deferred, up to the annual limit.

        All of our executive officers participated in our 401(k) plan during fiscal 2007 and received matching contributions.

Post-Employment Obligations

        We adopted the Advent Software Executive Severance Plan (the "Severance Plan") to provide severance benefits for executive officers upon involuntary termination by the company in the event of a company-wide lay-off, departmental reorganization or significant restructuring of an individual's job duties, or following a change of control. The severance plan protects the company by providing a standard policy for executive officer severance rights and ensures that we have consistency and parity among the executive officers upon the occurrence of such events. We believe the plan also assures stockholders that the Company will have the continued dedication and objectivity of the executives, notwithstanding the possibility or occurrence of a restructuring or change of control.

        Change of control is defined as: i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets to any "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended), entity or group of persons acting in concert; ii) any "person" or group of persons becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 35% or more of the total voting power represented by the Company's then outstanding voting securities; iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such merger or consolidation; or iv) a contest for the election or removal of members of the Board that results in the removal from the Board of at least 50% of the incumbent members.

        In the event of termination following a change of control, executives will be entitled to severance payments consisting of: i) continuing payments at a rate equal to his base salary rate, as then in effect, for a period of 12 months from the date of such termination, to be paid periodically in accordance with the Company's normal payroll policies; ii) all expense reimbursements and any other benefits due to Executive through the date of termination of employment in accordance with established Company plans and policies applicable to Executive; iii) Company-paid coverage for a period of 12 months for himself and his eligible dependents under the Company's health benefit plans (or, at the Company's option, coverage under a separate plan); iv) all of Executive's outstanding stock options (or other rights to purchase common stock of the Company), stock appreciation rights, restricted stock, restricted stock units, or performance shares, "Equity Compensation") on the termination date, have their vesting accelerated as to 30 months of additional vesting, which is one-half the normal five year vesting period for an option or SS-SAR grant, with post-termination exercisability as specified in the applicable Equity Compensation agreement; and v) receive such other compensation or benefits from the Company as may be available under Company benefit plans.

        The Severance Plan also provides the foregoing benefits for executive officers who are involuntarily terminated (other than for "Cause"), with the exception that the vesting of any unvested Equity Compensation is 12 months. In event of the executive's death or disability, the executive or his/her estate will receive six months of base salary, six months of benefits coverage, and any other compensation or benefit as required by law.

  Total Compensation

        The Compensation Committee believes it is fulfilling the Company's compensation objectives and in particular, rewarding executive officers in a manner that supports our strong pay-for-performance philosophy. Executive compensation is tied directly to the Company's performance and is structured to ensure that there is an appropriate balance between our long-term and short-term performance, and also a balance between our operational performance and stockholder return. The average total pay position for the Named Executive Officers in 2007 was between the 50th and 75th percentile of the peer group. Our 2007 performance relative to this same peer group approximated or exceeded the 60th percentile with respect to the following quantifiable measures on a one- and three-year annualized basis: revenue growth, operating income margin, EBITDA growth and stock price growth. Based on our recent record of strong performance relative to industry peers and the stated compensation objectives, management and the Compensation Committee believes the average target pay positions relative to market are reasonable and appropriate.

Equity Grant Practices

        The Compensation Committee approves all equity grants to our executive officers. Beginning in 2007, the Company has adopted a policy to award our annual merit equity grants to all existing employees only during open trading windows. Additionally, all equity grants will be awarded on the 10th business day of the month. In 2007, the annual merit equity grants for both executive officers and employees were awarded on February 14, 2007. The Compensation Committee selected the February date for the annual equity grant because it coincided with: i) the Committee/Board review of prior year company and individual performance; and ii) the approval of other executive officer compensation decisions (i.e., salary increases, bonus payments, etc.). Further, the Committee and our Board believe it is a better practice to approve executive officer grants during a regular meeting, so that the Compensation Committee members can deliberate our CEO's and other executive officer's compensation arrangements.

        The Compensation Committee has created a sub-committee consisting of our CEO for the purpose of making new hire, promotion and specific retention grants to non-executive officer employees. Grants by the CEO must be made subject to an annual equity pool and guidelines approved by the Compensation Committee, and the CEO and Human Resources Department are required to provide quarterly tracking updates to the Compensation Committee regarding equity usage. The grant date for new hire awards is the 10th business day of the month following the date of hire.

Tax Considerations

        We believe it is in our best interest, to the extent practical, to have executive officer compensation be fully deductible under Section 162(m). Section 162(m) of the Code generally provides that publicly-held companies may not deduct compensation paid to certain of its top executive officers to the extent that such compensation exceeds $1 million per officer in a calendar year. Compensation that is "performance-based" compensation within the meaning of the Code does not count toward the $1 million limit.

        We have taken steps to ensure that payments to executive officers under the Corporate Bonus and equity compensation programs meet the Section 162(m) requirements, where feasible. The Compensation Committee retains the discretion to provide compensation that potentially may not be fully deductible to reward performance and/or enhance retention. Stock options granted under our 2002 plan and stock settled stock appreciation rights granted under our 2005 plan meet the requirement of 162(m). Currently our bonus plan does not meet the requirements because it is not shareholder approved. Likewise, restricted stock units do not meet the performance requirement under 162(m). Executive pay at Advent has historically met the annual compensation limit of Section 162(m), and our CEO's compensation was within the $1 million limit in 2007.

SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation for fiscal 2007 and 2006 of our Principal Executive Officer, Principal Financial Officer and our three other most highly compensated executive officers.

Annual Compensation

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Stephanie G. DiMarco(5) Chief Executive Officer and President	2007 2006	412,525 371,325	102,083 81,666	625,533 575,367	275,000 243,848	43,179 35,529	1,458,320 1,307,735

Graham V. Smith(6) Former Executive Vice President, Chief Financial Officer	2007 2006	304,908 306,750	— 22,129	560,014 550,790	143,800 229,908	25,179 24,142	1,033,901 1,133,719

Lily S. Chang Executive Vice President and Chief Technology Officer	2007 2006	295,200 278,100	58,166 22,129	214,550 232,791	175,000 219,227	26,509 24,212	769,425 776,459

David P.F. Hess Jr. Executive Vice President and General Manager	2007 2006	263,725 250,550	80,793 40,230	391,883 376,695	175,000 204,427	36,965 31,068	948,366 902,971

John P. Brennan Vice President, Human Resources	2007	225,000	35,183	287,509	118,000	12,205	677,897

Dan T. H. Nye(7)(8) Former Executive Vice President and General Manager	2007 2006	25,032 271,250	— 22,129	9,703 1,342,149	— 241,595	11,100 36,710	45,835 1,913,833

(1)
Stock awards consist of RSUs. Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts in the Stock Awards column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and 2007, in accordance with SFAS 123R (excluding the impact of estimated forfeitures related to service-based vesting conditions). These compensation costs reflect stock awards granted only in fiscal 2006 and 2007 as no RSUs were granted prior to 2006. Excluding the impact of estimated forfeitures related to service-based vesting conditions, assumptions made in the calculation of these amounts are included in Note 10, "Stock Based Compensation" to the Company's consolidated financial statements for the fiscal year ended December 31, 2007, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2008.

(2)
Option awards consist of stock option, SAR and Employee Stock Purchase Plan awards. Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts in the Option Awards column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and 2007, in accordance with SFAS 123R (excluding the impact of estimated forfeitures related to service-based vesting conditions), and include amounts attributable to awards granted during and before 2007. Excluding the impact of estimated forfeitures related to service-based vesting conditions, assumptions made in the calculation of these amounts are included in Note 10, "Stock Based Compensation" to the Company's consolidated financial statements for the fiscal year ended December 31, 2007, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2008.

(3)
Amounts consist of bonuses earned for services rendered in fiscal 2006 and 2007 under the 2006 and 2007 Executive Short-Term Incentive Plan, respectively, and paid in February 2007 and 2008, respectively.

(4)
All other compensation primarily consists of premiums paid for life insurance where the Company is not the beneficiary, compensation for sales achievement, matching contributions made by Advent under the tax-qualified 401(k) Plan, which provides for broad-based employee participation, amounts paid for health care, parking benefits and health club membership dues.

Name	Fiscal Year	Health Insurance ($)	President's Council ($)	401(k) Matching Contribution ($)	Parking ($)	Miscellaneous ($)	Total ($)

Stephanie G. DiMarco	2007 2006	14,335 14,333	17,030 11,821	9,000 6,600	2,400 2,505	414 270	43,179 35,529

Graham V. Smith	2007 2006	14,335 14,333	— —	7,875 6,600	2,400 2,505	569 704	25,179 24,142

Lily S. Chang	2007 2006	14,335 14,333	— —	9,000 6,600	2,400 2,505	774 774	26,509 24,212

David P.F. Hess Jr.	2007 2006	9,982 9,980	14,380 11,821	9,000 6,600	2,400 2,505	1,203 162	36,965 31,068

John P. Brennan	2007	1,516	—	7,875	2,400	414	12,205

Dan T. H. Nye	2007 2006	2,375 14,247	— 11,821	7,875 6,600	200 2,505	650 1,537	11,100 36,710

(5)
Ms. DiMarco waived her equity award compensation for 2007.

(6)
Mr. Smith resigned as Advent's Executive Vice President and Chief Financial Officer on December 14, 2007.

(7)
Mr. Nye resigned as Advent's Executive Vice President on February 2, 2007.

(8)
Option award compensation for Mr. Nye includes compensation from options granted in 2002 to purchase 200,000 shares of common stock. These options were cancelled and reissued in 2003 in conjunction with the Company's Stock Option Exchange program.

GRANTS OF PLAN-BASED AWARDS

        The following table shows all plan-based awards granted to the named executive officers during fiscal 2007.

Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)
Grant Date Fair Value of Stock and Option Awards (#)(7)
					All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	All Other Option Awards: Number of Securities Under- lying Options (#)(6)
Name	Grant Date	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)			Exercise or Base Price of Option Awards ($/Sh)

Stephanie G. DiMarco		—	275,000	550,000	—	—	—	—

Graham V. Smith	02/14/07 02/14/07	— — —	— — 143,800	— — 287,600	3,750 — —	— 17,500 —	— 37.14 —	139,275 243,250 —

Lily S. Chang	02/14/07 02/14/07	— — —	— — 125,000	— — 250,000	3,750 — —	— 17,500 —	— 37.14 —	139,275 243,250 —

David P.F. Hess Jr.	02/14/07 02/14/07	— — —	— — 132,400	— — 264,800	3,750 — —	— 17,500 —	— 37.14 —	139,275 243,250 —

John P. Brennan	02/14/07 02/14/07	— — —	— — 90,000	— — 180,000	2,100 — —	— 9,800 —	— 37.14 —	77,994 136,220 —

(1)
These amounts represent awards payable under the 2007 Executive Short-Term Incentive Plan. Actual amounts paid under the 2007 Executive Short-Term Incentive Plan are disclosed in the Summary Compensation Table.

(2)
The threshold amounts represent the minimum payouts if both business performance and individual performance are below target levels.

(3)
The target amounts represent the potential payout if both business performance and individual performance are at target levels.

(4)
The maximum amounts represents the maximum payouts under the 2007 Executive Short-Term Incentive Plan.

(5)
Represents grants of RSUs.

(6)
Represents grants of SARs.

(7)
The value of a stock or option award is based on the fair value as of the grant date of such award determined pursuant to FAS 123R.

OUTSTANDING EQUITY AWARDS

        The following table summarizes all outstanding equity awards held by the named executive officers at the end of fiscal 2007.

	Option Awards					Stock Awards
Name	Option Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable(#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock that have not Vested(#)(2)	Market Value of Shares or Units of Stock that have not Vested($)(3)

Stephanie G. DiMarco	10/17/03(4) 01/02/04(5) 01/28/05(1) 03/14/06(1)	92,238 200,000 67,083 35,525 —	7,762 — 47,917 65,975 —	18.96 18.16 18.25 28.18 —	10/17/13 01/02/14 01/28/15 03/14/16 —	03/14/06	— — — — 14,500	— — — — 784,450

Total		394,846	121,654				14,500	784,450

Graham V. Smith	02/11/03(1) 09/26/03(6) 01/28/05(1) 03/14/06(1)	7,184 3,666 1,333 9,625	— — — —	14.08 16.55 18.25 28.18	02/11/13 09/26/13 01/28/15 03/14/16		— — — —	— — — —

Total		21,808	—				—	—

Lily S. Chang	05/04/99(1) 03/01/01(1) 09/26/03(6) 01/28/05(1) 03/14/06(1) 02/14/07(1)	66,883 75,000 16,663 21,790 9,625 — — —	— — 1,500 16,667 17,875 17,500 — —	21.38 39.13 16.55 18.25 28.18 37.14 — —	05/04/09 03/01/11 09/26/13 01/28/15 03/14/16 02/14/17 — —	03/14/06 02/14/07	— — — — — — 3,929 3,750	— — — — — — 212,559 202,875

Total		189,961	53,542				7,679	415,434

David P.F. Hess Jr.	02/17/00(7) 09/26/03(8) 10/17/03(9) 01/09/04(1) 10/04/04(1) 03/14/06(1) 02/14/07(1)	5,452 833 20,303 7,833 13,167 17,500 — — —	— 3,750 4,167 2,167 18,333 32,500 17,500 — —	18.88 16.55 18.96 20.76 18.06 28.18 37.14 — —	02/17/10 09/26/13 10/17/13 01/09/14 10/04/14 03/14/16 02/14/17 — —	03/14/06 02/14/07	— — — — — — — 7,143 3,750	— — — — — — — 386,436 202,875

Total		65,088	78,417				10,893	589,311

John P. Brennan	03/15/04(1) 01/28/05(1) 03/14/06(1) 02/14/07(1)	56,250 14,583 6,300 — — —	18,750 10,417 11,700 9,800 — —	17.56 18.25 28.18 37.14 — —	03/15/14 01/28/15 03/14/16 02/14/17 — —	03/14/06 02/14/07	— — — — 2,571 2,100	— — — — 139,091 113,610

Total		77,133	50,667				4,671	252,701

(1)
The following table provides information regarding the vesting date for each of the stock option and SAR grants, which vest 20% on the first anniversary of the grant date and pro-rata monthly over the next 48 months:

Option Award Grant Date	First Anniversay of Grant Date	Fully Vested Date
5/4/1999	5/4/2000	5/4/2004
2/17/2000	2/17/2001	2/17/2005
3/1/2001	3/1/2002	3/1/2006
2/11/2003	2/11/2004	2/11/2008
1/9/2004	1/9/2005	1/9/2009
3/15/2004	3/15/2005	3/15/2009
10/4/2004	10/4/2005	10/4/2009
1/28/2005	1/28/2006	1/28/2010
3/14/2006	3/14/2007	3/14/2011
2/14/2007	2/14/2008	2/14/2012
(2)
Represents grants of RSUs which vest over a four-year period with 50% of the shares vesting two years after the date of grant and 50% vesting four years after the date of grant. The shares will be converted on a one-to-one basis into shares of Advent common stock immediately upon vesting.

(3)
Value is based on the closing price of Advent common stock of $54.10 on December 31, 2007, as reported on the Nasdaq Global Select Market.

(4)
On October 17, 2003, options to purchase 100,000 shares were granted. 50,000 of these options vest in equal monthly installments over the next 60 months after the date of grant. The remaining 50,000 of options vested on March 31, 2004.

(5)
On January 2, 2004, options to purchase 200,000 shares were granted. These options fully vested on January 2, 2006.

(6)
On September 26, 2003, options to purchase 20,000 shares were granted. 10,000 of these options vest in equal monthly installments over the next 60 months after the date of grant. The remaining 10,000 of options vested on March 31, 2004.

(7)
These options were issued in connection with the Company's voluntary stock option exchange program. Under the program, eligible employees were given the option to cancel each outstanding option granted to them at an exercise price greater than or equal to $20 per share, in exchange for a new option to buy 0.8 shares of the Company's common stock to be granted on June 5, 2003, six months and one day from December 4, 2002, the expiration date of the offer, and the date the old options of participating employees were canceled. There was no credit given for option vesting during the period between cancellation of the outstanding option and the grant of the new option.

(8)
On September 26, 2003, options to purchase 25,000 shares were granted. These options vest in equal monthly installments over the next 60 months after the date of grant.

(9)
On October 17, 2003, options to purchase 25,000 shares were granted. These options vest in equal monthly installments over the next 60 months after the date of grant.

OPTION EXERCISES AND STOCK VESTED

        The following table summarizes all stock options exercised and value realized upon exercise by Advent's named executive officers during fiscal 2007.

	Option Awards

Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)

Stephanie G. DiMarco	450,000	11,142,450

Graham V. Smith	204,816	7,895,181

Lily S. Chang	118,997	3,712,395

David P.F. Hess Jr.	29,194	650,992

Dan T. H. Nye	181,833	3,004,914

(1)
The value realized equals the difference between the option exercise price and the fair market value of Advent common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

        No stock awards vested during fiscal 2007.

PENSION BENEFITS

        Advent's named executive officers received no benefits in fiscal 2007 from Advent under defined pension or defined contribution plans other than the tax qualified 401(k) Plan.

NONQUALIFIED DEFERRED COMPENSATION

        Advent's named executive officers received no benefits in fiscal 2007 from Advent under nonqualified deferred compensation plans.

POTENTIAL PAYMENT UPON TERMINATION OR CHANGE-IN-CONTROL

        The table below summarizes the estimated value of severance and change-of-control benefits for each of the named executive officers as of December 31, 2007 under the Advent Executive Severance Plan (filed as Exhibit 10.13 to the Company's Annual Report on Form 10-K for the year ended December 31, 2005). The actual amount to be paid out can only be determined at the time of such executive's separation from the Company:

	Post-Termination or Change-of-Control Incremental Value Transfer
Name	Payment Trigger Event	Salary Severance(1)	Benefits/Perquisites(2)	Equity Acceleration(3)	Total Value
	Voluntary Termination	$0	$0	$0	$0
	Termination for Cause	$0	$0	$0	$0
Stephanie G.	Involuntary Termination Unrelated to Change-of-Control	$425,000	$22,072	$2,035,808	$2,482,880
DiMarco,	Involuntary Termination Related to Change-of-Control(4)	$425,000	$22,072	$4,110,571	$4,557,643
CEO	Change of Control Only	$0	$0	$0	$0
	Death	$212,500	$11,036	$0	$223,536
	Disability	$212,500	$11,036	$0	$223,536
	Retirement	$0	$0	$0	$0
	Voluntary Termination	N/A	N/A	N/A	N/A
	Termination for Cause	N/A	N/A	N/A	N/A
Graham V.	Involuntary Termination Unrelated to Change-of-Control	N/A	N/A	N/A	N/A
Smith, EVP	Involuntary Termination Related to Change-of-Control(4)	N/A	N/A	N/A	N/A
& CFO(5)	Change of Control Only	N/A	N/A	N/A	N/A
	Death	N/A	N/A	N/A	N/A
	Disability	N/A	N/A	N/A	N/A
	Retirement	N/A	N/A	N/A	N/A
	Voluntary Termination	$0	$0	$0	$0
	Termination for Cause	$0	$0	$0	$0
Lily S.	Involuntary Termination Unrelated to Change-of-Control	$300,000	$22,072	$700,753	$1,022,825
Chang,	Involuntary Termination Related to Change-of-Control(4)	$300,000	$22,072	$1,522,089	$844,161
EVP	Change of Control Only	$0	$0	$0	$0
	Death	$150,000	$11,036	$0	$161,036
	Disability	$150,000	$11,036	$0	$161,036
	Retirement	$0	$0	$0	$0
	Voluntary Termination	$0	$0	$0	$0
	Termination for Cause	$0	$0	$0	$0
David P.F.	Involuntary Termination Unrelated to Change-of-Control	$267,500	$14,209	$1,275,527	$1,557,236
Hess Jr.,	Involuntary Termination Related to Change-of-Control(4)	$267,500	$14,209	$2,353,975	$2,635,684
EVP	Change of Control Only	$0	$0	$0	$0
	Death	$133,750	$7,105	$0	$140,855
	Disability	$133,750	$7,105	$0	$140,855
	Retirement	$0	$0	$0	$0
	Voluntary Termination	$0	$0	$0	$0
	Termination for Cause	$0	$0	$0	$0
John P.	Involuntary Termination Unrelated to Change-of-Control	$225,000	$0	$951,118	$1,176,118
Brennan,	Involuntary Termination Related to Change-of-Control(4)	$225,000	$0	$1,598,550	$1,823,550
VP	Change of Control Only	$0	$0	$0	$0
	Death	$112,500	$0	$0	$112,500
	Disability	$112,500	$0	$0	$112,500
	Retirement	$0	$0	$0	$0
(1)
Executives receive 12 months of salary for any involuntary termination (unrelated and related to change-of-control). Payments are made monthly over the relevant twelve-month period subject to the individual signing a release of claims in favor of the Company. Executives receive 6 months of salary for termination due to death or disability. Payments are made monthly over the relevant six-month period.

(2)
Represents company portion of healthcare premium. Executives receive 12 months of healthcare continuation for any involuntary termination and 6 months of healthcare coverage for termination due to death or disability.

(3)
Executives receive 12 months vesting acceleration on outstanding equity awards for involuntary termination unrelated to a change-of-control and 30 months vesting acceleration for termination related to a change-of-control. Calculations reflect the intrinsic value of outstanding equity awards as of December 31, 2007 and a year-end stock price of $54.10. In addition, our equity plans provide that outstanding equity awards fully vest in the event of a change-of-control where the acquirer does not assume or substitute for outstanding awards. In the event of accelerated vesting because of non-assumption of outstanding equity awards in connection with a change-of-control, Executives would receive accelerated vesting of equity awards with an intrinsic value of $4,505,203 for Ms. DiMarco, $1,829,391 for Ms. Chang, $2,748,757 for Mr. Hess, and $1,780,748 for Mr. Brennan (assuming a December 31, 2007 transaction date and a per share transaction price of $54.10).

(4)
Pursuant to the Plan, executives do not receive any gross-up payments; severance is either delivered in full or delivered as to such lesser extent which would result in no portion of severance being subject to excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, whichever provides the best after-tax result to the executive. As of December 31, 2007, Ms. DiMarco is the only executive with severance exceeding the Section 280G "safe harbor". Her best after-tax result is to receive her full severance.

(5)
Mr. Smith's employment terminated on December 14, 2007; he is no longer eligible for severance or other termination payments.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes as of December 31, 2007, the number of outstanding equity awards granted to employees, directors and non-employees, as well as the number of equity awards remaining available for future issuance, under the Company's compensation plans:

					(c)
	(a)				Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	Number of securities to be issued upon exercise of outstanding options and stock appreciation rights		(b)
			Weighted-average exercise price of outstanding options and stock appreciation rights

Equity compensation plans approved by security holders	4,376,139	(1)(2)	$24.62	(3)	3,197,026	(4)

Equity compensation plans not approved by security holders(5)	13,491		$23.68		43,732

Total	4,389,630	(1)(2)	$24.61	(3)	3,240,758	(4)

(1)
Includes 571,389 shares of common stock subject to RSUs that will entitle each holder to the issuance of one share of common stock for each unit that generally vest over four years. Also, includes 953,696 shares of SARs. A SAR is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant and generally vests over five years. Upon exercise, SARs will be settled in shares of Advent common stock.

(2)
Excludes purchase rights accruing under the 2005 Employee Stock Purchase Plan ("2005 ESPP").

(3)
Calculated without taking into account 571,389 shares of common stock subject to outstanding RSUs that will become issuable as those units vest, without any cash consideration or other payment required for such shares.

(4)
Includes 1,690,073 shares available for future issuance under the 2005 ESPP.

(5)
Amounts correspond to Advent's 1998 Non-statutory Stock Option Plan, described below.

        Our 1998 Non-statutory Stock Option Plan, which was not subject to stockholder approval, was adopted in 1998. On February 26, 2007, the Board terminated the 1998 Non-Statutory Stock Option Plan. This plan permitted the grant of options to purchase up to 300,000 shares to be granted to eligible employees. Officers and members of the Board of Directors were not eligible to participate in this plan. The plan was intended to help the Company attract and retain outstanding individuals in order to promote the Company's success. Only non-statutory stock options were able to be granted under the plan. The plan was administered by the Board of Directors. See Note 10 of Notes to Consolidated Financial Statements, contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, for a further description of the terms of the plan.

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth the beneficial ownership of Common Stock of the Company as of March 14, 2008 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock; (ii) each of the Company's directors or nominees for director; (iii) the Company's Chief Executive Officer and each of the officers ("Named Officers") named in the Summary Compensation Table on page 39 hereof; and (iv) all directors and executive officers of the Company as a group.

5% Stockholders, Directors and Officers	Shares Beneficially Owned(1)	Percentage Beneficially Owned(1)(2)
5% Stockholders
SPO Partners & Co.(3)(4) 591 Redwood Highway, Suite 3215 Mill Valley, CA 94941	7,856,100	29.5
Clearbridge Advisors, LLC (A Legg Mason Company)(3)(5) 399 Park Avenue New York, NY 10022	3,912,456	14.7
Criterion Capital Management LLC(3) One Maritime Plaza San Francisco, CA 94111	2,387,955	9.0
Stephanie G. DiMarco(6) c/o Advent Software, Inc. 600 Townsend Street San Francisco, CA 94103	2,209,882	8.3
All 5% stockholders as a group	16,366,393	61.5

Directors and Named Officers
John H. Scully(7)	7,937,700	29.8
Stephanie G. DiMarco(6)(16)	2,209,882	8.3
A. George Battle(8)	38,875	*
James D. Kirsner(9)	36,375	*
James P. Roemer(10)	15,000	*
Wendell G. Van Auken(11)	65,010	*
Lily S. Chang(12)(16)	434,331	1.6
David P.F.Hess Jr.(13)(16)	62,687	*
John P. Brennan(14)(16)	83,671	*
All directors and executive officers as a group (9 persons)(15)	10,883,531	40.9

*
Less than 1%

(1)
The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of March 14, 2008 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers) with respect to the shares shown as beneficially owned.

(2)
The total number of shares of the Company's common stock outstanding as of March 14, 2008 was 26,616,600.

(3)
This information was obtained from filings made with the SEC pursuant to Sections 13(d), 13(f) or 13(g) of the Exchange Act.

(4)
7,211,400 of the shares of common stock are owned directly by SPO Partners II, LP and indirectly by SPO Advisory Parters, LP in its capacity as the sole general partner of SPO Partners and SPO Advisory Corp., in its capacity as the sole general partner of SPO Advisory. 644,700 of the shares of common stock are owned directly by San Francisco Partners II, LP and indirectly by SF Advisory Partners, LP in its capacity as the sole general partner of SF Partners LP and SPO Advisory Corp., in its capacity as the sole general partner of SF Advisory.

(5)
Includes 3,877,456 shares of common stock benefically owned by ClearBridge Advisors, LLC, and 35,000 shares of common stock benefically owned by Smith Barney Fund Management LLC, as jointly reported on Schedule 13G/A filed on February 14, 2008.

(6)
Ms. DiMarco is President and Chief Executive Officer of the Company. Share amounts include 4,659 common shares held directly, 1,666,834 shares of common stock held in the name of DiMarco/Harleen Revocable Living Trust, 154,827 shares of common stock held in the name of DiMarco/Harleen 1996 Charitable Trust and 2,552 shares held in the Pauline DiMarco Irrevocable Trust in which Stephanie DiMarco and James Harleen disclaim beneficial ownership. In addition, includes options to purchase 365,232 shares of common stock and SARs to acquire 15,778 shares of common stock exercisable within 60 days of March 14, 2008.

(7)
Includes 7,856,100 shares held by SPO Partners & Co., a company in which Mr. Scully serves as a managing director and options to purchase 51,000 shares of common stock exercisable by Mr. Scully within 60 days of March 14, 2008. 7,211,400 of the shares of common stock are owned directly by SPO Partners II, LP and indirectly by SPO Advisory Parters, LP in its capacity as the sole general partner of SPO Partners and SPO Advisory Corp., in its capacity as the sole general partner of SPO Advisory. 644,700 of the shares of common stock are owned directly by San Francisco Partners II, LP and indirectly by SF Advisory Partners, LP in its capacity as the sole general partner of SF Partners LP and SPO Advisory Corp., in its capacity as the sole general partner of SF Advisory. In addition, Mr. Scully has the sole power to vote or to direct the disposition of 200 shares held in the John H. Scully Individual Retirement Accounts, which are self-directed individual retirement accounts and 30,400 shares held by the Phoebe Snow Foundation, for which Mr. Scully is the controlling person, sole director and executive officer.

(8)
Includes 5,000 shares of common stock and options to purchase 33,875 shares of common stock exercisable within sixty days of March 14, 2008.

(9)
Share amount includes 7,500 shares held by the Kirsner Family Trust and options to purchase 28,875 shares of common stock exercisable within sixty days of March 14, 2008.

(10)
Includes options to purchase 15,000 shares of common stock exercisable within sixty days of March 14, 2008.

(11)
Share amount include 6,000 shares of common stock, 8,510 shares held by the Wendell G. & Ethel S. Van Auken Trust and options to purchase 50,500 shares of common stock exercisable within sixty days of March 14, 2008.

(12)
Includes 19,156 common shares held directly, 4,000 common shares held by the Lily S. Chang Charitable Remainder Trust and 222,522 common shares held by the Lily S. Chang Trust. In addition, includes options to purchase 183,669 shares of common stock and SARs to acquire 4,984 shares of common stock exercisable within sixty days of March 14, 2008.

(13)
Includes 3,283 common shares held directly, options to purchase 50,922 shares of common stock and SARs to acquire 8,482 shares of common stock exercisable within sixty days of March 14, 2008.

(14)
Includes 2,976 common shares held directly, options to purchase 77,500 shares of common stock and SARs to acquire 3,195 shares of common stock exercisable within sixty days of March 14, 2008.

(15)
Includes options to purchase 856,573 shares of common stock and stock appreciation rights to acquire 32,440 shares of common stock exercisable within sixty days of March 14, 2008.

(16)
As of March 14, 2008, the executive officers listed below each held SARs. A SAR is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant and generally vests over five years. Upon exercise, SARs will be settled in shares of Advent common stock. Before taxes, the number of shares of common stock issuable from SARs exercisable within 60 days of March 14, 2008 for the executive officers listed below was as follows:

	Number of SARs Exercisable within 60 days of 3/14/08	Exercise Price		Common Stock Fair Market Value as of 3/14/08		Total Appreciation		Number of Shares of Common Stock Issuable from SARs Exercisable within 60 days of 3/14/08
Stephanie G. DiMarco	42,292		$28.18		$44.95		$709,237	15,778
Lily S. Chang	11,458 4,083	$ $	28.18 37.14	$ $	44.95 44.95	$ $	192,151 31,888	4,275 709

4,984

David P.F. Hess Jr.	20,833 4,083	$ $	28.18 37.14	$ $	44.95 44.95	$ $	349,369 31,888	7,772 710

8,482

John P. Brennan	7,500 2,287	$ $	28.18 37.14	$ $	44.95 44.95	$ $	125,775 17,861	2,798 397

3,195

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY INFORMATION

        The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is Advent's preference to avoid related party transactions.

        Advent's Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. For purposes of this section, "related person" and "transaction" have the meanings contained in Item 404 of Regulation S-K.

        The individuals and entities that are considered "related persons" include:

  •
  Directors, nominees for director and executive officers of the Company;

  •
  Any person known to be the beneficial owner of five percent or more of the Company's common stock (a "5% Stockholder"); and

  •
  Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer and 5% Stockholder.

        In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to Advent's Code of Business Ethics and Conduct. Under the Code of Business Ethics and Conduct, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. Advent's Corporate Governance Principles require a director to promptly disclose the Board any potential or actual conflict of interest involving him or her. Under the Principles, the Board will determine an appropriate resolution on a case-by-case basis. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.

        All related party transactions shall be disclosed in Advent's applicable filings with the Securities and Exchange Commission as required under SEC rules.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On November 6, 2007, Robert A. Ettl was appointed to the Company's Board. Mr. Ettl currently serves as managing director of Allianz Global Investors ("Allianz"). Advent recognized revenue of $1.0 million from Allianz during fiscal 2007. The Company's account receivable from Allianz was $77,000 as of December 31, 2007.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act ("Section 16(a)") requires the directors and certain officers of the Company, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

        Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that all Forms required for such persons were filed, the Company believes that during 2007 all Section 16(a) filing requirements applicable to its officers, directors and ten-percent stockholders were complied with.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

        The Company is providing an Annual Report to stockholders who receive this Proxy Statement. The Company will also provide copies of the Annual Reports to brokers, dealers, banks, voting trustees, and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, which also contains the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (not including documents incorporated by reference), are available without charge to stockholders upon written request to the Corporate Secretary, Advent Software Inc., 600 Townsend Street, San Francisco, California 94103. You may review the Company's filings with the Securities and Exchange Commission by visiting the Company's Investor Relations website at www.advent.com.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Company may recommend.

        It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ RANDALL COOK Randall Cook Secretary

San Francisco, California
April 4, 2008

APPENDIX A

ADVENT SOFTWARE, INC.

2002 STOCK PLAN

(as amended and restated May 18, 2005)
(as amended and restated April 1, 2008)

        1.    Purposes of the Plan.

        The purposes of this Plan are:

  •
  to attract and retain the best available personnel for positions of substantial responsibility,

  •
  to provide additional incentive to Employees, Directors and Consultants, and

  •
  to promote the success of the Company's business.

        The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)   "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b)   "Affiliated SAR" means a SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

          (c)   "Applicable Laws" means the requirements relating to the administration of equity based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (d)   "Award" means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

          (e)   "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

          (f)    "Board" means the Board of Directors of the Company.

          (g)   "Cash Position" means as to any Performance Period, the Company's level of cash and cash equivalents.

          (h)   "Change in Control" means the occurrence of any of the following events:

              (i)  Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities;

             (ii)  The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

            (iii)  A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

            (iv)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

          (i)    "Code" means the Internal Revenue Code of 1986, as amended.

          (j)    "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (k)   "Common Stock" means the common stock of the Company.

          (l)    "Company" means Advent Software, Inc., a Delaware corporation.

          (m)  "Consultant" means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (n)   "Director" means a member of the Board.

          (o)   "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (p)   "Earnings Per Share" means as to any Performance Period, the Company's or a business unit's Net Income, divided by a weighted average number of Common Stock outstanding and dilutive common equivalent shares deemed outstanding.

          (q)   "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (r)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (s)   "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i)  If the Common Stock is listed on any established stock exchange or a national market system, The NASDAQ including without limitation The NASDAQ National Market or The NASDAQ SmallCap Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (t)    "Fiscal Year" means the fiscal year of the Company.

          (u)   "Freestanding SAR" means a SAR that is granted independently of any Option.

          (v)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (w)  "Individual Objectives" means as to a Participant for any Performance Period, the objective and measurable goals set by a process and approved by the Administrator (in its discretion).

          (x)   "Net Income" means as to any Performance Period, the Company's or a business unit's income after taxes.

          (y)   "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (z)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (aa) "Operating Cash Flow" means as to any Performance Period, the Company's or a business unit's sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses.

          (bb) "Operating Income" means as to any Performance Period, the Company's or a business unit's income from operations but excluding any unusual items.

          (cc) "Option" means a stock option granted pursuant to the Plan.

          (dd) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

          (ee) "Optioned Stock" means the Common Stock subject to an Award.

          (ff)  "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

          (gg) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (hh) "Participant" means the holder of an outstanding Award, which shall include an Optionee.

          (ii)   "Performance Period" means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

          (jj)   "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Position, (b) Earnings Per Share, (c) Individual Objectives, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, (j) Revenue, and (k) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Plan Administrator shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participant. "Determination Date" means the latest possible date that will not jeopardize an Award's qualification as performance-based compensation under Section 162(m) of the Code. Notwithstanding the previous sentence, for Awards not intended to qualify as performance-based compensation, "Determination Date" shall mean such date as the Administrator may determine in its discretion. For example (but not by way of limitation), the Administrator may determine that the measures for one or more Performance Goals shall be based upon the Company's pro-forma results and/or results in accordance with generally accepted accounting principles.

          (kk) "Performance Share" means an Award granted to a Participant pursuant to Section 9.

          (ll)   "Performance Unit" means an Award granted to a Participant pursuant to Section 9.

          (mm)  "Period of Restriction" means the period during which shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.

          (nn) "Plan" means this 2002 Stock Plan, as amended and restated.

          (oo) "Restricted Stock" means an Award of Common Stock pursuant to Section 7 of the Plan.

          (pp) "Restricted Stock Unit" means an Award granted to a Participant pursuant to Section 10.

          (qq) "Return on Assets" means as to any Performance Period, the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets.

          (rr)  "Return on Equity" means as to any Performance Period, the percentage equal to the Company's Net Income divided by average stockholder's equity.

          (ss)  "Return on Sales" means as to any Performance Period, the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by the Company's or the business unit's, as applicable, revenue.

          (tt)  "Revenue" means as to any Performance Period, the Company's or business unit's net sales.

          (uu) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (vv) "Section 16(b)" means Section 16(b) of the Exchange Act.

          (ww)  "Service Provider" means an Employee, Director or Consultant.

          (xx) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (yy) "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with an Option, that pursuant to Section 8 is designated as a SAR.

          (zz) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (aaa)  "Tandem SAR" means a SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

          (bbb)  "Total Shareholder Return" means as to any Performance Period, the total return (change in Share price plus reinvestment of any dividends) of a Share.

        3.    Stock Subject to the Plan.

          (a)   Number of Shares.    Subject to adjustment as provided in Section 13 of the Plan, the maximum number of Shares available for issuance under the Plan shall equal the sum of (i) 3,643,325 Shares, plus 900,000 additional Shares, plus (ii) any Shares (not to exceed 1,937,592) that otherwise would have been returned to the 1992 Stock Plan after December 31, 2004 on account of the expiration, cancellation or forfeiture of awards granted under the 1992 Stock Plan, plus (iii) any Shares (not to exceed 92,837) that otherwise would have been returned to the 1998 Stock Plan after December 31, 2004 on account of the expiration, cancellation or forfeiture of awards granted under the 1998 Stock Plan. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an SAR, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares covered by the SAR, not the net number actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares for which the Option is exercised. Similarly, if Shares are withheld to satisfy the minimum statutory withholding obligations arising in connection with the vesting, exercise or issuance of any Award (or delivery of the related Shares), such withheld Shares will not be available for future issuance under the Plan.

          (b)   Share Usage.

              (i)  If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock are repurchased by the Company, such Shares shall become available for future grant under the Plan.

             (ii)  Notwithstanding the foregoing and, subject to adjustment provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under paragraph (i) above.

            (iii)  Subject to adjustment as provided in Section 13 the maximum number of Shares that may be issued under Awards other than Options and SARs is thirty five percent (35%) of the aggregate total of Shares reserved but not issued under the Plan as of the date of shareholder approval, plus any Shares that later become available for issuance hereunder as the result of Shares that would otherwise return to the 1992 Stock Plan due to the termination of options or repurchase of Shares issued under the 1992 Stock Plan. If any such Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason, any Shares subject to such Award will not thereafter count against the foregoing limit. Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units shall reduce the number of Shares available for issuance under the Plan by 1.75 Shares for each Share covered by such Awards.

        4.    Administration of the Plan.

          (a)    Procedure.

              (i)  Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

             (ii)  Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

            (iii)  Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

            (iv)  Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board, or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b)    Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, at its discretion:

              (i)  to determine the Fair Market Value;

             (ii)  to select the Service Providers to whom Awards may be granted hereunder;

            (iii)  to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

            (iv)  to approve forms of agreement for use under the Plan;

             (v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vi)  to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted, subject to the provisions of Section 4(c);

           (vii)  to institute an Option Exchange Program, subject to the provisions of Section 4(c);

          (viii)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

            (ix)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

             (x)  to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

            (xi)  to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of

    Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

           (xii)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

          (xiii)  to determine whether Awards will be settled in Shares, cash or in any combination thereof; and

          (xiv)  to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)    Option Exchange Program; Option Repricing.    Notwithstanding anything in this Plan to the contrary, the Administrator shall not have the authority to institute an Option Exchange Program or to reduce the exercise price of Options pursuant to Section 4(b)(vi) without the consent of the shareholders.

          (d)    Effect of Administrator's Decision.    The Administrator's decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

        5.    Eligibility.    Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

        6.    Stock Options.

          (a)    Limitations.

              (i)  Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

             (ii)  No Participant shall be granted, in any Fiscal Year, Options to purchase more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, an Employee may be granted Options to purchase up to an additional 1,000,000 Shares.

            (iii)  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.

            (iv)  If an Option is cancelled in the same Fiscal Year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

          (b)    Term of Option.    The term of each Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an

  Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

          (c)    Option Exercise Price and Consideration.

              (i)  Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

              (A)  In the case of an Incentive Stock Option

                a)    granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; and

                b)    granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (B)  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (C)  Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

             (ii)  Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

            (iii)  Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

              (A)  cash;

              (B)  check;

              (C)  promissory note;

              (D)  other Shares which, in the case of Shares acquired directly or indirectly from the Company, (x) have been owned by the Participant for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

              (E)  consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

              (F)  a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant's participation in any Company-sponsored deferred compensation program or arrangement;

              (G)  any combination of the foregoing methods of payment; or

              (H)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

          (d)    Exercise of Option.

              (i)  Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

            An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

            Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

             (ii)  Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (iii)  Disability of Participant.    If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (iv)  Death of Participant.    If a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following Participant's death. If, at the time of death, Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

        7.    Restricted Stock.

          (a)    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants in such amounts as the Administrator, in its sole discretion, shall determine. The Administrator, in its sole discretion, will determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant will receive more than an aggregate of 100,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted an aggregate of up to an additional 250,000 Shares of Restricted Stock.

          (b)    Restricted Stock Agreement.    Each Award of Restricted Stock shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

          (c)    Transferability.    Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

          (d)    Other Restrictions.    The Restricted Stock Agreement will contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator.

              (i)  General Restrictions.    The Administrator may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

             (ii)  Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

            (iii)  Legend on Certificates.    The Administrator, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Administrator may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

      "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Advent Software, Inc. 2002 Stock Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Advent Software, Inc."

          (e)    Removal of Restrictions.    Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7(d)(iii) removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

          (f)    Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

          (g)    Dividends and Other Distributions.    During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

          (h)    Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

        8.    Stock Appreciation Rights.

          (a)    Grant of SARs.    Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

          (b)    Number of Shares.    The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider, provided that during any Fiscal Year, no Participant will be granted SARs covering more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted SARs covering up to an additional 1,000,000 Shares.

          (c)    Exercise Price and Other Terms.    The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR will not be less than one hundred percent (100%) of the Fair Market Value of a Share on the grant date. The exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option.

          (d)    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

          (e)    Exercise of Affiliated SARs.    An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

          (f)    Exercise of Freestanding SARs.    Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

          (g)    SAR Agreement.    Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

          (h)    Expiration of SARs.    An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement, but not later than ten (10) years from the date of grant. Notwithstanding the foregoing, the rules of Section 6(d)(ii), 6(d)(iii) and 6(d)(iv) also will apply to SARs.

          (i)    Payment of SAR Amount.    Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

              (i)  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

             (ii)  The number of Shares with respect to which the SAR is exercised.    At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. Unless the Administrator determines otherwise, SARs for which payment upon exercise is made in cash will comply with the requirements of Section 409A of the Code and the regulations issued thereunder.

        9.    Performance Units and Performance Shares.

          (a)    Grant of Performance Units/Shares.    Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant, provided that during any Fiscal Year, (a) no Participant will receive Performance Units having an initial value greater than $2,000,000 and (b) no Participant will receive more than 100,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted up to an additional 250,000 Performance Shares.

          (b)    Value of Performance Units/Shares.    Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

          (c)    Performance Objectives and Other Terms.    The Administrator will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance objectives must be met will be called the "Performance Period." Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

              (i)  General Performance Objectives.    The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

             (ii)  Section 162(m) Performance Objectives.    For purposes of qualifying grants of Performance Units/Shares as "performance-based compensation" under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units/Shares will be based on the achievement of Performance Goals. The Performance Goals will be set by the Committee on or before the latest date permissible to enable the Performance Units/Shares to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Committee will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units/Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

          (d)    Earning of Performance Units/Shares.    After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

          (e)    Form and Timing of Payment of Performance Units/Shares.    Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

          (f)    Cancellation of Performance Units/Shares.    On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

        10.    Restricted Stock Units.    Restricted Stock Units shall consist of Restricted Stock, Performance Share or Performance Unit Awards that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Awards may be paid out to Participants in the form of cash or Shares at the Administrator's discretion. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year, (a) no Participant will receive more than 100,000 Restricted Stock Units. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, the Participant may be granted up to an additional 250,000 Restricted Stock Units.

        11.    Transferability of Awards.    Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. Options may not be transferred to a third party for consideration without the approval of Company stockholders.

        12.    Leaves of Absence.    Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

        13.    Adjustments Upon Changes in Capitalization, Merger or Change in Control.

          (a)    Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, the number of shares of Common Stock as well as the price per share of Common Stock covered by each such outstanding Award, and the numerical Share limits in Sections 3, 6, 7(a), 8(b), 9(a) and 10 shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Restricted Stock shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

          (c)    Merger or Change in Control.    In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Award shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

        In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise his or her Options or Stock Appreciation Right as to all of the Optioned Stock, including Shares as to which such Awards would not otherwise be vested or exercisable. All restrictions on Restricted Stock and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be as determined by the Board. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or Stock Appreciation Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period.

        For the purposes of this subsection (c), an Award shall be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Appreciation Right or upon the payout of a Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

        Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant's consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation's post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

        14.    No Effect on Employment or Service.    Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause.

        15.    Date of Grant.    The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

        16.    Term of Plan.    Subject to Section 21 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 17 of the Plan.

        17.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

          (b)    Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

        18.    Conditions Upon Issuance of Shares.

          (a)    Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)    Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        19.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        20.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        21.    Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

C123456789

000004	000000000.000000 ext	000000000.000000 ext
MR A SAMPLE	000000000.000000 ext	000000000.000000 ext
DESIGNATION (IF ANY)	000000000.000000 ext	000000000.000000 ext
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.  ☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.

1. Nominees:	For	Withhold

01 - John H. Scully	☐	☐

02 - Stephanie G. DiMarco	☐	☐

03 - A. George Battle	☐	☐

04 - Robert A. Ettl	☐	☐

05 - James D. Kirsner	☐	☐

06 - James P. Roemer	☐	☐

07 - Wendell G. Van Auken	☐	☐

B Issues — The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain

2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2008.		☐	☐	☐
		For	Against	Abstain

3. To approve the amended and restated 2002 Stock Plan and reserve an additional 900,000 shares thereunder.		☐	☐	☐

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting.				☐

D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
1 U P X	0 1 7 1 2 4 1	MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 00V3TB

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Advent Software, Inc.

PROXY FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of ADVENT SOFTWARE, INC., a Delaware corporation, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 4, 2008. The undersigned stockholder hereby also designates Stephanie G. DiMarco and Craig B. Collins, or either of them, as proxies and attorneys-in-fact, with full power to each other of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of ADVENT SOFTWARE, INC. to be held on Wednesday, May 7, 2008 at 9:00 a.m., local time, at 600 Townsend Street, San Francisco, California and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THESE PROPOSALS.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE